UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.         )

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THERAVANCE, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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May 12, 2005

Dear Stockholder:

I am pleased to invite you to attend Theravance, Inc.’s 2005 annual meeting of stockholders, to be held on Thursday, June 30, 2005 at the Presidio Room, Embassy Suites Hotel, 250 Gateway Boulevard, South San Francisco, California 94080. The meeting will begin promptly at 1:00 p.m., local time.

Enclosed are the following:

•              our Notice of Annual Meeting of Stockholders and Proxy Statement for 2005;

•              our Annual Report on Form 10-K for 2004; and

•              a proxy card with a return envelope to record your vote.

Details regarding the business to be conducted at the annual meeting are more fully described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

Your vote is important. Whether or not you expect to attend, please date, sign, and return your proxy card in the enclosed envelope as soon as possible to assure that your shares will be represented and voted at the annual meeting. If you attend the annual meeting, you may vote your shares in person even though you have previously signed and returned your proxy card if you follow the instructions in the Proxy Statement.

On behalf of your Board of Directors, thank you for your continued support and interest.

Sincerely,

Rick E Winningham

Chief Executive Officer

901 Gateway Boulevard

South San Francisco, CA 94080

T 650.808.6000 F 650.827.8690

www.theravance.com

Theravance, Inc.

901 Gateway Boulevard
South San Francisco, CA 94080

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 30, 2005

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of stockholders of THERAVANCE, INC., a Delaware corporation (the “Company”). The meeting will be held on Thursday, June 30, 2005, at 1:00 p.m. local time at the Presidio Room, Embassy Suites Hotel, 250 Gateway Boulevard, South San Francisco, California 94080 for the following purposes:

1.                              To elect directors to serve for the ensuing year and until their successors are elected.

2.                              To approve the Company’s 2004 Equity Incentive Plan.

3.                              To approve an amendment to the Company’s Employee Stock Purchase Plan increasing the aggregate number of shares of Common Stock authorized for issuance under the plan by 300,000 shares.

4.                              To ratify the selection by the Audit Committee of the Board of Directors of ERNST & YOUNG LLP as the independent registered public accounting firm of the Company for its fiscal year ending 2005.

5.                              To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Annual Meeting is May 3, 2005. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

Bradford J. Shafer

Senior Vice President, General Counsel and Secretary

South San Francisco, California

May 12, 2005

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

Theravance, Inc.
901 Gateway Boulevard
South San Francisco, CA 94080

PROXY STATEMENT
FOR THE 2005 ANNUAL MEETING OF STOCKHOLDERS

June 30, 2005

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

We sent you this proxy statement and the enclosed proxy card because the Board of Directors of Theravance, Inc. (sometimes referred to as the “Company” or “Theravance”) is soliciting your proxy to vote at the 2005 Annual Meeting of stockholders. You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

The Company intends to mail this proxy statement and accompanying proxy card on or about May 12, 2005 to all stockholders of record entitled to vote at the Annual Meeting.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on May 3, 2005 will be entitled to vote at the Annual Meeting. On this record date, there were 43,877,634 shares of Company common stock (the “Common Stock”) outstanding and 9,401,498 shares of Class A Common Stock (the “Class A Common Stock”) outstanding. All of these outstanding shares are entitled to vote at the Annual Meeting as the Company’s shares of Class A Common Stock are entitled to vote with the Company’s shares of Common Stock in connection with the matters set forth in this Proxy Statement. Entities affiliated with GlaxoSmithKline, plc (GSK) own all of the Company’s outstanding Class A Common Stock.

Stockholders of Record: Shares Registered in Your Name

If on May 3, 2005 your shares were registered directly in your name with the Company’s transfer agent, American Stock Transfer & Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on May 3, 2005 your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are four matters scheduled for a vote:

•              Election of 10 directors;

•              Approval of the Company’s 2004 Equity Incentive Plan in accordance with its existing terms;

•              Approval of a proposed 300,000 share increase in the number of shares of Common Stock authorized for issuance under the Company’s Employee Stock Purchase Plan; and

•              Ratification of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2005.

How do I vote?

You may either vote “For” all the nominees to the Board of Directors or you may abstain from voting for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are fairly simple:

Stockholders of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy.

•              To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

•              To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from the Company. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, if applicable, you may vote by telephone or over the Internet as instructed by your broker or bank. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of Common Stock you own as of May 3, 2005.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of all 10 nominees for director, “For” the approval of the Company’s 2004 Equity Incentive Plan, “For” the proposed increase in the number of shares authorized for issuance under the Company’s Employee Stock Purchase Plan, and “For” for ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm. If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes.   You can revoke your proxy at any time before the final vote at the meeting. You may revoke your proxy in any one of three ways:

•              You may submit another properly completed proxy card with a later date.

•              You may send a written notice that you are revoking your proxy to the Secretary of the Company at Theravance, Inc., 901 Gateway Boulevard, South San Francisco, CA 94080.

•              You may attend the Annual Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and (with respect to proposals other than the election of directors) “Against” votes, abstentions and broker non-votes. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as “Against” votes. Broker non-votes, as described in the next paragraph, have no effect and will not be counted towards the vote total for any proposal.

If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange (“NYSE”) on which your broker may vote shares held in street name in the absence of your voting instructions. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes.

How many votes are needed to approve each proposal?

•              For the election of directors, the 10 nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected. Broker non-votes will have no effect.

•              To be approved, Proposal No. 2 to approve the Company’s 2004 Equity Incentive Plan must receive a “For” vote from the holders of a majority of issued and outstanding shares, present in person or represented by proxy at the meeting and entitled to vote thereon. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

•              To be approved, Proposal No. 3 to increase the number of shares authorized for issuance under the Company’s Employee Stock Purchase Plan must receive a “For” vote from the holders of a majority of issued and outstanding shares, present in person or represented by proxy at the meeting and entitled to vote thereon. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

•              To be approved, Proposal No. 4 to ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending 2005 must receive a “For” vote from the holders of a majority of issued and outstanding shares, present in person or represented by proxy at the meeting and entitled to vote thereon either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if a majority of the issued and outstanding shares are represented by stockholders present at the meeting or by proxy. On the record date, there were 53,279,132 of shares of Common Stock and Class A Common Stock outstanding and entitled to vote. Thus 26,639,567 shares must be represented by stockholders present at the meeting or by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy vote or vote at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in the Company’s quarterly report on Form 10-Q for the second quarter of 2005.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors consists of 11 directors. There are 10 nominees for director at the Annual Meeting. Michael Mullen has advised the Company that he has chosen not to stand for re-election. The authorized number of directors on our Board of Directors is currently 11. We have left the eleventh seat on our Board of Directors vacant as of the Annual Meeting in order to accommodate GSK’s right to nominate a member to our Board of Directors pursuant to our Amended and Restated Governance Agreement with entities affiliated with GSK (the “Governance Agreement”). Proxies may not be voted for a greater number of persons than the 10 nominees named below. Each director to be elected will hold office until the next Annual Meeting of stockholders and until his or her successor is elected, or until the director’s death, resignation or removal. Each of the nominees listed below is currently a director of the Company who was previously appointed by the Board of Directors. It is the Company’s policy to invite nominees to attend the Annual Meeting.

Directors are elected by a plurality of the votes properly cast in person or by proxy. The 10 nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the 10 nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by our current Board of Directors. Each person nominated for election has agreed to serve if elected. We have no reason to believe that any nominee will be unable to serve.

NOMINEES

The following is a brief biography of each nominee for director.

Name	Age	Positions and Offices Held With the Company
P. Roy Vagelos, M.D.	75	Chairman of the Board of Directors
Rick E Winningham	45	Chief Executive Officer and Director
Julian C. Baker	38	Director
Jeffrey M. Drazan	46	Director
Robert V. Gunderson, Jr.	53	Director
Arnold J. Levine, Ph.D.	65	Director
Ronn C. Loewenthal	46	Director
William H. Waltrip	67	Director
George M. Whitesides, Ph.D.	65	Director
William D. Young	60	Director

P. Roy Vagelos, M.D., co-founded Theravance in 1996 and has served as Chairman of our board of directors since inception. Dr. Vagelos served as Chief Executive Officer of Merck & Co., Inc., from 1985 to 1994, and Chairman of the board of directors of Merck from 1986 until 1994. Dr. Vagelos is Chairman of the board of directors of Regeneron Pharmaceuticals, Inc. Dr. Vagelos holds an M.D. from Columbia University College of Physicians and Surgeons and an A.B. degree from the University of Pennsylvania.

Rick E Winningham joined Theravance as Chief Executive Officer and a member of our board of directors in October 2001. From 1997 to 2001 he served as President, Bristol-Myers Squibb Oncology/Immunology/ Oncology Therapeutics Network (OTN) and also as President of Global Marketing from 2000 to 2001. In addition to operating responsibility for U.S. Oncology/Immunology/OTN at Bristol-Myers Squibb, Mr. Winningham also had full responsibility for Global Marketing in the Cardiovascular, Infectious Disease, Immunology, Oncology/ Metabolics and GU/GI/Neuroscience therapeutic areas. Mr. Winningham held various management positions with Bristol-Myers Squibb and its predecessor, Bristol-Myers, since 1986. Mr. Winningham holds an M.B.A. from Texas Christian University and a B.S. degree from Southern Illinois University.

Julian C. Baker has served as a director of Theravance since January 1999. Mr. Baker is a co-founder of a biotechnology investing partnership with the Tisch Family, which he has co-managed since 1994. Mr. Baker’s firm also manages multiple additional funds, collectively known as Baker Brothers Investments, which are focused on publicly traded life sciences companies. Mr. Baker was employed from 1988 to 1993 by the private equity investment arm of The First Boston Corporation and Credit Suisse First Boston, and was a founding employee of The Clipper Group, which managed $1.6 billion for First Boston and Credit Suisse. Mr. Baker is also a director of Incyte Corporation, Neurogen Corporation, Trimeris, and Genomic Health. Mr. Baker holds an A.B. from Harvard University.

Jeffrey M. Drazan has served as a director of Theravance since December 1999. Mr. Drazan has been a General Partner with Sierra Ventures, a private venture capital firm, since 1984. Mr. Drazan currently serves as a director of several private companies. Mr. Drazan holds an M.B.A. degree from New York University’s Graduate School of Business Administration and a B.S.E. degree in Engineering from Princeton University.

Robert V. Gunderson, Jr. has served as a director of Theravance since September 1999. He is a founding partner of the law firm of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, where he has practiced since 1995. Mr. Gunderson currently serves as a director of Vitae Pharmaceuticals, a private pharmaceutical company. Mr. Gunderson holds a J.D. from the University of Chicago where he was Executive Editor of The University of Chicago Law Review. Mr. Gunderson also received an M.B.A. in Finance from The Wharton School, University of Pennsylvania and an M.A. from Stanford University.

Arnold J. Levine, Ph.D., served as a director of Theravance from inception until February 2002. He rejoined our board of directors in June 2003. Dr. Levine is currently a professor at The Cancer Institute of New Jersey, Robert Wood Johnson School of Medicine, New Brunswick, NJ, and a professor at the Institute for Advanced Study, Princeton, NJ. He was President of The Rockefeller University from 1998 until his retirement in February 2002. He was the Harry C. Wiess Professor in Life Sciences and former Chairman of the Department of Molecular Biology at Princeton University from 1984 until 1996. Dr. Levine is a member of the board of directors of Applera Corporation and Infinity Pharmaceuticals, Inc. He is a member of the National Academy of Sciences. Dr. Levine was Editor-in-Chief of the Journal of Virology from 1984 to 1994 and is a member of scientific advisory boards of several cancer centers. Dr. Levine holds a Ph.D. in Microbiology from the University of Pennsylvania and a B.A. from Harpur College, State University of New York at Binghamton.

Ronn C. Loewenthal has served as a director of Theravance since April 2000. Since 1997, Mr. Loewenthal has managed the personal investment portfolio of Dr. Hasso Plattner, co-founder and Chairman of SAP AG. Prior to his role with Dr. Plattner, from 1994 to 1996, Mr. Loewenthal held positions as Director of Corporate Development of PG&E Enterprises, and from 1989 to 1994 as an Investment Officer with Technology Funding, a venture capital firm. Mr. Loewenthal received his B.A. in Economics from the University of California, Santa Cruz.

William H. Waltrip has served as a director of Theravance since April 2000. Mr. Waltrip served from 1993 until 2003 as Chairman of the board of directors of Technology Solutions Company, a systems integration company, and from 1993 until 1995 he was Chief Executive Officer of that company. From 1995 to 1998 he also served as Chairman of Bausch & Lomb Inc., and during 1996 and 2002 was the company’s Chief Executive Officer. From 1991 to 1993 he was Chairman and Chief Executive Officer of Biggers Brothers, Inc., a food service distribution company, and was a consultant to private industry from 1988 to 1991. From 1985 to 1988 he served as President and Chief Operating Officer of IU International Corporation, a transportation, environmental and distribution company. Earlier, he had been President, Chief Executive Officer and a director of Purolator Courier Corporation. He is a member of the board of directors of Bausch & Lomb Inc., Charles River Laboratories Corporation, Teachers Insurance and Annuity Association and Thomas & Betts Corporation.

George M. Whitesides, Ph.D., co-founded Theravance in 1996 and has served as a member of our board of directors since inception. He has been Mallinckrodt Professor of Chemistry at Harvard University since 1986. From 1982 until 1991 he was a member of the Department of Chemistry at Harvard University, and Chairman of the Department of Chemistry from 1986 until 1989. He was a faculty member of the Massachusetts Institute of Technology from 1964 until 1982. Dr. Whitesides was a 1998 recipient of the National Medal of Science. He is a member of the editorial boards of 14 scientific journals. He is also a member of the board of directors of Predicant Biosciences, Surface Logix, Inc., Rohm and Haas Company, and Hughes Research Laboratories, L.L.C. Dr. Whitesides holds a Ph.D. in Chemistry from the California Institute of Technology and a B.A. from Harvard University.

William D. Young has served as a director of Theravance since April 2001. Mr. Young has been Chairman of the board of directors and Chief Executive Officer of Virologic, Inc. since 1999. From 1980 to 1999 Mr. Young was employed at Genentech, Inc., most recently as Chief Operating Officer. Prior to joining Genentech, Mr. Young worked at Eli Lilly and Company for 14 years and held various positions in production and process engineering, antibiotic process development and production management. He is a member of the board of directors of Biogen Idec and Human Genome Sciences. Mr. Young received his M.B.A. from Indiana University and his B.S. in Chemical Engineering from Purdue University.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE

INDEPENDENCE OF THE BOARD OF DIRECTORS

As required under the Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by the Board of Directors. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of the Nasdaq, as in effect from time to time.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board affirmatively has determined that all of the Company’s directors are independent directors within the meaning of the applicable Nasdaq listing standards, except for Rick E Winningham and P. Roy Vagelos, M.D.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES

In 2004, the Board of Directors documented the governance practices followed by the Company by adopting Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate the Company’s business operations as needed and to make decisions that are independent of the Company’s management. The guidelines are also intended to align the interests of directors and management with those of the Company’s stockholders. The Corporate Governance Guidelines set forth the practices the Board will follow with respect to board composition and selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and board committees and compensation. The Corporate Governance Guidelines were adopted by the Board to, among other things, reflect changes to the Nasdaq listing standards and Securities and Exchange Commission rules adopted to implement provisions of the Sarbanes-Oxley Act of 2002. The Corporate Governance Guidelines, as well as the charters for each committee of the Board, may be viewed at www.theravance.com.

As required under new Nasdaq listing standards, the Company’s independent directors will meet in regularly scheduled executive sessions at which only independent directors are present. The Chairpersons of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee will each preside over at least one executive session. Persons interested in communicating with the independent directors with their concerns or issues may address correspondence to a particular director, or to the independent directors generally, in care of Theravance, Inc. at 901 Gateway Boulevard, South San Francisco, CA 94080, Attn: Secretary. If no particular director is named, letters will be forwarded, depending on the subject matter, to the Chair of the Audit, Compensation, or Governance and Nominating Committee.

The Board has four committees: an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Stock Option Committee. The following table provides membership and meeting information for fiscal 2004 for each of the Board committees:

Name	Audit		Compensation		Governance and Nominating		Stock Option
P. Roy Vagelos, M.D.
Rick E Winningham							X
Julian C. Baker			X
Jeffrey M. Drazan	X		X
Robert V. Gunderson, Jr.					X
Arnold J. Levine, Ph.D.	X
Ronn C. Loewenthal			X
Michael Mullen(1)	X
William H. Waltrip	X	(2)			X	(2)
George M. Whitesides, Ph.D.			X
William D. Young			X	(2)	X
Total meetings in fiscal year 2004	5		2		0		0

(1)                              Mr. Mullen is currently a member of our Board of Directors but has advised the Company that he has chosen not to stand for re-election.

(2)                              Committee Chairperson

Below is a description of each committee of the Board of Directors. The Board of Directors has determined that each member of each committee meets the applicable rules and regulations regarding “independence” and that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment with regard to the Company.

AUDIT COMMITTEE

The Audit Committee of the Board of Directors oversees the Company’s accounting practices, systems of internal controls, audit processes and financial reporting processes. For this purpose, the Audit Committee performs several functions. The Audit Committee determines and approves the engagement of the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors; reviews and approves audit and permissible non-audit services provided by the independent auditors to the Company; confers with management and the independent auditors regarding the effectiveness of internal control policies, financial reporting processes and disclosure controls; consults with management and the independent auditors regarding Company policies governing financial risk management; reviews and discusses reports from the independent auditors on critical accounting policies used by the Company; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; reviews and approves related party transactions in accordance with applicable Nasdaq rules; reviews the financial statements to be included in the Company’s Annual Report on Form 10-K; and discusses with management and the independent auditors the results of the annual audit and the results of the Company’s quarterly financial statements and any significant changes in the Company’s accounting principles. Four directors comprise the Audit Committee: Messrs. Drazan, Levine, Mullen and Waltrip. The Audit Committee met five times during the fiscal year.

The Board of Directors annually reviews the Nasdaq listing standards definition of independence for Audit Committee members and has determined that all members of the Company’s Audit Committee are independent (as independence is currently defined in Rule 4350(d)(2)(A)(i) and (ii) of the Nasdaq listing standards. The Board of Directors has determined that William H. Waltrip, Chairman of the Audit Committee, is an audit committee financial expert as defined by Item 401(h) of Regulation S-K of the Exchange Act and that each member of the Audit Committee is independent within the meaning of Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards. The Board made a qualitative assessment of Mr. Waltrip’s level of knowledge and experience based on a number of factors, including his formal education and experience as a chief executive officer for public reporting companies.

COMPENSATION COMMITTEE

The Compensation Committee of the Board of Directors reviews and approves the overall compensation strategy and policies for the Company. The Compensation Committee reviews and approves corporate performance goals and objectives relevant to the compensation of the Company’s executive officers and other senior management; reviews and approves the compensation and other terms of employment of the Company’s Chief Executive Officer and other executive officers; recommends to the Board of Directors the compensation of members of the Board; recommends to the Board of Directors the adoption or amendment of equity and cash incentive plans; approves amendments to such plans; and administers the Company’s stock option and purchase plans, profit sharing plans, stock bonus plans, and other similar programs. Five directors comprise the Compensation Committee: Messrs. Baker, Drazan, Loewenthal, Whitesides and Young. All members of the Company’s Compensation Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards). The Compensation Committee met two times during the fiscal year and took action by unanimous written consent on one occasion. The Company also has a Non-Officer Stock Option Committee that may award stock options to newly hired and/or newly promoted employees who are not officers.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

The Nominating and Corporate Governance Committee of the Board of Directors is responsible for identifying, reviewing and evaluating candidates to serve as directors of the Company (consistent with criteria approved by the Board), reviewing and evaluating incumbent directors, recommending to the Board for selection candidates for election to the Board of Directors, making recommendations to the Board regarding the membership of the committees of the Board, assessing the performance of the Board and advising the Board on corporate governance principals for the Company. Our Nominating and Corporate Governance Committee charter can be found on our corporate website at www.theravance.com. Three directors comprise the Nominating and Corporate Governance Committee: Messrs. Gunderson, Waltrip and Young. All members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards). The Nominating and Corporate Governance Committee, which was newly formed prior to our initial public offering in October 2004, did not meet during the fiscal year.

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements and having the highest personal integrity and ethics. The Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the Company’s stockholders. However, the Committee retains the right to modify these qualifications from time to time. Candidates for director nominees will be reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Committee intends to consider diversity, age, skills, and such other factors as it may deem appropriate given the then current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews such directors’ overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors’ independence. In the case of new director candidates, the committee will also determine whether the nominee must be independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The committee will then use its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The committee will conduct any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Committee will meet to discuss and consider such candidates’ qualifications and then select a nominee for recommendation to the Board by majority vote. To date, the Nominating and Corporate Governance Committee has not paid a fee to any third party to assist in the process of identifying or evaluating director candidates.

At this time, the Nominating and Corporate Governance Committee does not have a formal process to consider director candidates recommended by stockholders. The Committee believes that it is currently in the best position to identify, review, evaluate and select qualified candidates for Board membership based on the comprehensive criteria for Board membership approved by the Board.

MEETINGS OF THE BOARD OF DIRECTORS

The Board of Directors met eleven times during the last fiscal year. Each Board member, except Mr. Waltrip, attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served, held during the period for which he was a director or committee member, respectively.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Historically, the Company has not adopted a formal process for stockholder communications with the Board. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. We believe our responsiveness to stockholder communications to the Board has been excellent. Nevertheless, during the upcoming year the Nominating and Corporate Governance Committee will give full consideration to the adoption of a formal process for stockholder communications with the Board and, if adopted, publish it promptly and post it to the Company’s website.

CODE OF ETHICS

The Company has adopted the Theravance, Inc. Code of Business Conduct that applies to all officers, directors and employees. The Code of Business Conduct is available on our website at www.theravance.com. If the Company makes any substantive amendments to the Code of Business

Conduct or grants any waiver from a provision of the Code to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website.

COMPENSATION OF DIRECTORS

Directors of the Company receive compensation for services provided as a director. The members of the Board of Directors are eligible for reimbursement for their expenses incurred in attending Board meetings in accordance with Company policy. Each member of the Company’s Board of Directors who is not an employee receives a $25,000 annual retainer as well as $1,000 for each board meeting attended in person ($500 for meetings attended by video or telephone conference). The chairperson of the Compensation Committee and the Nominating/Corporate Governance Committee receives $2,000 for each committee meeting attended in person ($1,000 for meetings attended by video or telephone conference), and the chairperson of the Audit Committee receives $3,000 for each audit committee meeting attended in person ($1,500 for meetings attended by video or telephone conference).

Each non-employee director of the Company also receives periodic automatic stock option grants under the 2004 Equity Incentive Plan (which shall be referred to as the “Incentive Plan”). Only non-employee directors of the Company or an affiliate of such directors (as defined in the Internal Revenue Code) are eligible to receive automatic options under the Incentive Plan. Automatic options granted under the Incentive Plan are intended by the Company not to qualify as incentive stock options under the Internal Revenue Code.

Automatic option grants under the Incentive Plan are non-discretionary. Each individual who first becomes a non-employee director after the date of the Company’s initial public offering in October 2004 will be granted an option to purchase 25,806 shares on the date such individual joins the Board of Directors, provided such individual has not been previously employed by the Company. Each non-employee director will be granted an option to purchase 12,903 shares annually on the date of each Annual Meeting of Stockholders. The exercise price of options granted under the Incentive Plan is the fair market value of the Common Stock subject to the option on the date of the option grant. Each initial automatic grant shall become exercisable for 50% of the shares upon the optionee’s completion of 12 months of service from the date of grant and 50% upon completion of 24 months of service; each annual automatic grant shall be fully vested at grant. In addition, initial automatic grants become exercisable in full if the Company is subject to a change in control. Automatic option grants are not exercisable before September 1, 2007 and will have a term of ten years.

On April 28, 2004, each of Messrs. Baker, Drazan, Gunderson, Levine, Loewenthal, Mullen, Waltrip, Whitesides and Young, the current non-employee members of the Company’s Board of Directors, was granted a fully-vested nonstatutory stock option exercisable for 25,806 shares of Common Stock with an exercise price of $9.6875 per share. In addition, at the Annual Meeting in 2005, each non-employee member of the Board of Directors will receive a fully vested nonstatutory stock option under the Incentive Plan exercisable for 12,903 shares of Common Stock with an exercise price equal to the then fair market value per share of our Common Stock.

Dr. Vagelos receives annual compensation of approximately $82,500 for his service as Chairman of the Board of Directors. In addition, Dr. Vagelos is entitled to receive option grants in 2005 for a number of shares equal to 125% of the number of shares granted to Mr. Winningham in the year, provided that Dr. Vagelos continues to provide a high level of involvement and exceptional contributions to our business. On January 24, 2003, we granted an option to Dr. Vagelos to purchase 141,129 shares of our Common Stock at an exercise price of $3.10 per share. The option is immediately exercisable; provided Dr. Vagelos remains in our service, the option shares will vest over four years. On March 29, 2004, we granted an option to Dr. Vagelos to purchase 416,129 shares of our Common Stock at an exercise price of $9.6875 per share. Provided Dr. Vagelos remains in our service, the option will become exercisable for 40% of the shares following the Put Date, for 30% of the shares on March 29, 2008, and for 30% of the shares on

March 29, 2009. For purposes of the preceding sentence, the “Put Date” means the day after the final day of the Put Period, as such term is defined in the Company’s Restated Certificate of Incorporation. The 2004 option will vest in full if we are acquired and Dr. Vagelos ceases service with us due to involuntary termination. A transaction by which GSK acquires less than 100% of our stock or assets will not be considered an acquisition that would trigger the foregoing acceleration provision.

Directors are eligible to receive additional options and be issued shares of Common Stock directly under the 2004 Equity Incentive Plan.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee of the Board of Directors consists of the four non-employee directors named below. The Board annually reviews the Nasdaq listing standards’ definition of independence for audit committee members and has determined that each member of the Audit Committee meets that standard. The Board of Directors has also determined that William H. Waltrip is an audit committee financial expert as described in applicable rules and regulations of the Securities and Exchange Commission.

The principal purpose of the Audit Committee is to assist the Board of Directors in its general oversight of the Company’s accounting and financial reporting processes and audits of the Company’s financial statements. The Audit Committee is responsible for selecting and engaging the Company’s independent auditor and approving the audit and non-audit services to be provided by the independent auditor. The Audit Committee’s function is more fully described in its Charter, which the Board has adopted and which the Audit Committee reviews on an annual basis. The Audit Committee Charter is attached to this proxy statement as Appendix A.

The Company’s management is responsible for preparing the Company’s financial statements and the Company’s financial reporting process. Ernst & Young LLP, the Company’s independent registered public accounting firm, is responsible for performing an independent audit of the Company’s consolidated financial statements and expressing an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles.

The Audit Committee has reviewed and discussed with the Company’s management the audited financial statements of the Company included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 (the “10-K”).

The Audit Committee has also reviewed and discussed with Ernst & Young LLP the audited financial statements in the 10-K. In addition, the Audit Committee discussed with Ernst & Young LLP those matters required to be discussed by Statement on Auditing Standards No. 61, as amended or supplemented, entitled “Communications with Audit Committees.” Additionally, Ernst & Young LLP provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1, entitled “Independent Discussions with Audit Committees,” as amended, by the Independence Standards Board. The Audit Committee also discussed with Ernst & Young LLP its independence from the Company and the Company’s management.

Based upon the review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 for filing with the United States Securities and Exchange Commission.

Submitted by the following members of the Audit Committee:

Jeffrey M. Drazan

Arnold J. Levine, Ph.D.

Michael G. Mullen

William H. Waltrip, Chairman

PROPOSAL 2

APPROVAL OF 2004 EQUITY INCENTIVE PLAN

The Company is asking stockholders to re-approve the Theravance, Inc. 2004 Equity Incentive Plan (the “Incentive Plan”) in accordance with its existing terms solely to satisfy a requirement of Federal tax law. Section 162(m) of the U.S. Internal Revenue Code (the “Code”) generally provides that the Company may not be permitted to take a Federal income tax deduction for certain compensation in excess of $1,000,000 paid in any one year to the executive officers named in the summary compensation table in our Annual Report on Form 10-K or our annual proxy statement. Certain performance-based compensation, however, is exempt from the Section 162(m) limit. The Incentive Plan has been designed to grant stock options and other awards intended to qualify as performance-based compensation within the meaning of Code Section 162(m). To preserve tax deductions that would be available to the Company in connection with certain stock option grants made in the future to our executive officers, we are asking the stockholders to re-approve the Incentive Plan. Our stockholders have previously approved the Incentive Plan and it has not been amended or revised since the Incentive Plan was last approved by stockholders.

The Board of Directors believes that equity awards under the Incentive Plan play an important role in the Company’s efforts to attract, employ and retain employees, directors and consultants of outstanding ability.

The Company established the Incentive Plan on May 27, 2004 as a successor to its 1997 Stock Plan and Long-Term Incentive Plan (the “1997 Plans”) to provide a means whereby eligible individuals may be given an opportunity to acquire shares of Common Stock and to benefit from increases in value of the Common Stock.

The principal terms and provisions of the Incentive Plan are summarized below. The summary, however, is not intended to be a complete description of all the terms of the Incentive Plan. This summary is qualified in its entirety by reference to the complete text of the Incentive Plan, which is attached hereto as Appendix B. To the extent there is a conflict between this summary and the Incentive Plan, the terms of the Incentive Plan will govern.

Structure.   Four separate types of equity compensation may be issued under the Incentive Plan. First, stock options may be granted to eligible individuals under the Incentive Plan. Stock options give optionees the right to purchase shares of Common Stock at an exercise price determined at the time the option is granted. Second, direct issuances of restricted stock may be made to eligible persons under the Incentive Plan. Persons receiving direct issuances of restricted stock may purchase shares of Common Stock at a price determined by the Committee or as a bonus for the performance of services. Third, stock appreciation rights (“SAR”) may be granted to eligible persons under the Incentive Plan. A SAR allows eligible persons to benefit from increases in the value of the Common Stock, but does not provide any ownership interest in the Common Stock. Fourth, stock units may be issued to eligible persons under the Incentive Plan. Stock units allow persons to obtain shares of Common Stock without any cash consideration. In addition, the Incentive Plan permits the Board of Directors to implement a fee deferral program for the outside directors.

Administration.   The Compensation Committee, which is comprised of two (2) or more outside members of the Board of Directors, administers the Incentive Plan. Committee members serve for such period of time as the Board of Directors may determine. The Incentive Plan may also be administered with respect to optionees who are not executive officers subject to the short-swing profit rules of the federal securities laws by the board of directors or a secondary committee comprised of one or more members of the Board of Directors.

The Compensation Committee (or Board of Directors or secondary committee to the extent acting as plan administrator) has full authority (subject to the express provisions of the Incentive Plan) to determine the eligible individuals who are to receive awards under the Incentive Plan, the number of shares to be covered by each granted option or other award, the date or dates on which the option is to become exercisable or the award is to vest, the maximum term for which the option or award is to remain outstanding, whether the granted option will be an incentive stock option that satisfies the requirements of Code Section 422 or a non-statutory option not intended to meet such requirements and the remaining provisions of the option grant or award.

Eligibility.   Employees (including officers), outside directors and consultants who render services to the Company or its subsidiary corporations (whether now existing or subsequently established) are eligible to receive awards under the Incentive Plan.

As of May 1, 2005, approximately 258 persons (including nine executive officers) were eligible to participate in the Incentive Plan.

Securities Subject to Incentive Plan.   The number of shares of Common Stock that may be currently issued under the Incentive Plan shall not exceed 3,700,000 shares of Common Stock plus any shares not yet issued under the Company’s 1997 Plans as of the date of the Company’s initial public offering.

No one person participating in the Incentive Plan may receive options for more than 1,500,000 shares of Common Stock per fiscal year. However, we may grant to a new employee options or stock appreciation rights covering a maximum of 2,000,000 shares in the fiscal year in which his or her service as an employee first begins.

Should an option or award under the Incentive Plan (including any options or shares incorporated from the 1997 Plans) expire or terminate for any reason prior to exercise in full or should restricted shares acquired upon exercise of an option or award be repurchased by the Company for any reason, the shares subject to the termination or repurchase will be available for subsequent options or awards under the Incentive Plan.

Option Grants

Price and Exercisability.   The option exercise price per share may not be less than one hundred percent (100%) of the fair market value of the Common Stock on the grant date. Options become exercisable at such time or times and during such period as the Committee may determine and set forth in the instrument evidencing the option grant.

The exercise price may be paid in cash or in shares of Common Stock. Options may also be exercised through a same-day sale program, pursuant to which a designated brokerage firm is to effect the immediate sale of the shares purchased under the option and pay over to the Company, out of the sale proceeds on the settlement date, sufficient funds to cover the exercise price for the purchased shares plus all applicable withholding taxes. The Committee may also assist any optionee in the exercise of his or her outstanding options by (a) authorizing a Company loan to the optionee or (b) permitting the optionee to pay the exercise price in installments over a period of years, to the extent permitted by applicable laws. The terms and conditions of any such loan or installment payment will be established by the Committee in its sole discretion. The Committee has the discretionary authority to reprice options through the cancellation of those options and the grant of replacement options with an exercise price based on the fair market value of the option shares on the regrant date.

No optionee is to have any stockholder rights with respect to the option shares until the optionee has exercised the option, paid the exercise price and become a holder of record of the shares. Options are not assignable or transferable other than by will or the laws of descent and distribution, and during the optionee’s lifetime, the option may be exercised only by the optionee.

Termination of Service.   Any option held by the optionee at the time of cessation of service will not remain exercisable beyond the designated post-service exercise period, which generally is three months from termination date. Under no circumstances, however, may any option be exercised after the specified expiration date of the option term. Each such option will normally, during such limited period, be exercisable only to the extent of the number of shares of Common Stock in which the optionee is vested at the time of cessation of service. In general, options granted prior to the date that GSK may exercise its put right will not be exercisable before such date. The Committee has complete discretion to extend the period following the optionee’s cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee’s actual cessation of service.

The shares of Common Stock acquired upon the exercise of one or more options may be subject to repurchase by the Company at the original exercise price paid per share upon the optionee’s cessation of service prior to vesting in such shares. The Committee has complete discretion in establishing the vesting schedule to be in effect for any unvested shares and may cancel the Company’s outstanding repurchase rights with respect to those shares at any time, thereby accelerating the vesting of the shares subject to the canceled rights.

Incentive Stock Options.   Incentive stock options may only be granted to individuals who are employees of the Company or its parent or subsidiary corporation. During any calendar year, the aggregate fair market value (determined as of the grant date(s)) of the Common Stock for which one or more options granted to any employee under the Incentive Plan (or any other equity plan of the Company or its parent or subsidiary corporations) may for the first time become exercisable as incentive stock options under Section 422 of the Code shall not exceed $100,000.

Awards of Restricted Stock.   Restricted stock may be sold at a price per share determined by the Committee on the date of issuance, payable in cash or through a promissory note payable to the Company. Shares may also be issued solely as a bonus for past or future services.

The issued shares may either be immediately vested upon issuance or subject to a vesting schedule tied to the performance of service or the attainment of performance goals. The Committee will, however, have the discretionary authority at any time to accelerate the vesting of any and all unvested shares outstanding under the Incentive Plan.

Stock Appreciation Rights.   One or more eligible individuals may, at the discretion of the Committee, be granted SARs either in tandem with or independent of their option grants under the Incentive Plan. Upon exercise of an independent SAR, the individual will be entitled to a cash distribution from the Company in an amount per share equal to the excess of (i) the fair market value per share of Common Stock on the date of exercise over (ii) the exercise or base price. Tandem SARs provide the holders with the right to surrender their options for an appreciation distribution from the Company equal in amount to the excess of (i) the fair market value of the vested shares of Common Stock subject to the surrendered option on the date of exercise over (ii) the aggregate exercise price payable for such shares. An appreciation distribution may, at the discretion of the Committee, be made in cash or in shares of Common Stock.

Awards of Stock Units.   Stock units may be awarded for no cash consideration. Stock units may also be granted in consideration of a reduction in the recipient’s other compensation or in consideration of services rendered. Each award of stock units may or may not be subject to vesting, and vesting, if any, shall occur upon satisfaction of the conditions specified by the compensation committee. Settlement of vested stock units may be made in the form of cash, shares of Common Stock or a combination of both.

General Provisions

Acceleration of Options and Awards.   Upon the occurrence of a “Change in Control” (as defined below) each outstanding option or award under the Incentive Plan will, immediately prior to the effective date of the Change in Control, become fully exercisable for all of the shares at the time subject to such option. However, an outstanding option or award shall not accelerate if, and to the extent such option or award is, in connection with the Change in Control, either to be assumed by the successor corporation (or parent) or to be replaced with a comparable option or award to purchase shares of the capital stock of the successor corporation (or parent). Immediately following the consummation of the Change in Control, all outstanding options will terminate and cease to be exercisable, except to the extent assumed by the successor corporation.

In addition, in the event that the option or award is assumed by the successor corporation (or parent thereof) and the participant experiences an involuntary termination within three months before or twenty-four months following a Change in Control, each outstanding option or award shall automatically accelerate so that each such option or award shall, immediately prior to the effective date of the involuntary termination, become fully exercisable and vested. Involuntary termination includes discharge without misconduct and certain voluntary resignations following a reduction in compensation or responsibility or a relocation. Except in limited circumstances, should the exercisability of an option or award accelerate as a result of the occurrence of a Change in Control prior to the First Exercise Date, the right to exercise the option or the accelerated vesting of the Award shall be deferred as to the additional shares until the First Exercise Date. For purposes of this Agreement, the “First Exercise Date” shall mean the earlier of the Put Date or January 1, 2008 and the “Put Date” shall mean the day after the final day of the Put Period, as such term is defined in the Restated Certificate of Incorporation of Theravance, Inc. or, if earlier, the consummation of a Qualified Change in Control as defined in the Restated Certificate of Incorporation of Theravance, Inc.

A Change in Control includes:

•             The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization 50% or more of the voting power of the outstanding securities of each of (i) the continuing or surviving entity and (ii) any direct or indirect parent corporation of such continuing or surviving entity;

•             The sale, transfer or other disposition of all or substantially all of the Company’s assets;

•             A change in the composition of the Board, as a result of which fewer than 50% of the incumbent directors are directors who either:

•              Had been directors of the Company on the date 24 months prior to the date of such change in the composition of the Board (the “Original Directors”) or

•              Were appointed to the Board, or nominated for election to the Board, with the affirmative votes of at least a majority of the aggregate of (A) the Original Directors who were in office at the time of their appointment or nomination and (B) the directors whose appointment or nomination was previously approved in a manner consistent with this Paragraph (ii); or

•             Any transaction as a result of which any person is the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least 35% of the total voting power represented by the Company’s then outstanding voting securities. For purposes of this subparagraph, the term “person” shall have the same meaning as when used in sections 13(d) and 14(d) of the Exchange Act but shall exclude (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a Parent or Subsidiary and (ii) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the Common Stock of the Company

Except with respect to a GSK Change In Control (defined below), (i) any stock purchase by SmithKline Beecham Corporation, a Pennsylvania corporation (“GSK”), pursuant to the Class A Common Stock Purchase Agreement dated as of March 30, 2004 or (ii) the exercise by GSK of any of its rights under the Governance Agreement to representation on the Board (and its committees) or (iii) any acquisition by GSK of securities of the Company (whether by merger, tender offer, private or market purchases or otherwise) not prohibited by the Governance Agreement shall not constitute a Change in Control. A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction. A “GSK Change In Control” shall mean the acquisition by GSK of the Company’s Voting Stock (as defined in the Governance Agreement) that would bring GSK’s Percentage Interest (as defined in the Governance Agreement) to 100% in compliance with the provisions of the Governance Agreement.

The Committee also has the discretion to accelerate outstanding options and awards and/or terminate the Company’s outstanding repurchase rights whether or not upon a Change in Control, which acceleration or termination may or may not be conditioned upon the subsequent termination of the optionee’s service within a specified period following the transaction. The acceleration of options or awards in the event of a Change in Control may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt, or other efforts to gain control of the Company.

Valuation.   For purposes of establishing the option price and for all other valuation purposes under the Incentive Plan, the fair market value of a share of Common Stock on any relevant date will be the closing price per share of Common Stock on that date, as such price is reported on the Nasdaq National Market. The closing price of the Common Stock as reported on the Nasdaq Stock Market as of May 3, 2005 was $17.52 per share.

Changes in Capitalization.   In the event any change is made to the Common Stock issuable under the Incentive Plan by reason of any stock split, stock dividend, combination of shares, exchange of shares, or other change affecting the outstanding Common Stock as a class without the Company’s receipt of consideration, the Committee shall make such adjustments as it, in its sole discretion, deems appropriate in one or more of (i) the maximum number and/or class of securities issuable under the Incentive Plan, (ii) the maximum number and/or class of securities for which any one person may be granted options and direct stock issuances per calendar year, (iii) the maximum number and/or class of securities for which the share reserve is to increase automatically each year, and (iv) the number and/or class of securities and the exercise price per share in effect under each outstanding option (including any option incorporated from the 1997 Plans).

Each outstanding option or award that is assumed in connection with a Change in Control will be appropriately adjusted to apply and pertain to the number and class of securities that would otherwise have been issued, in consummation of such Change in Control, to the optionee or participant had the option or award been exercised immediately prior to the Change in Control. Appropriate adjustments will also be made to the exercise price payable per share and to the class and number of securities available for future issuance under the Incentive Plan on both an aggregate and a per-participant basis.

Incentive Plan Amendments and Termination.   The Board of Directors may amend or modify the Incentive Plan in any and all respects whatsoever. The approval of the Company’s stockholders will be obtained to the extent required by applicable law. The Board may, at any time and for any reason, terminate the Incentive Plan. Any options or awards outstanding at the time of such termination will remain in force in accordance with the provisions of the instruments evidencing such grants. The Incentive Plan shall remain in effect until it is terminated, except that no incentive stock options shall be granted on or after the 10th anniversary of the later of (a) the date the Board of Directors adopted the Plan or (b) the date the Board of Directors adopted the most recent increase in the number of shares of Common Stock available thereunder which was approved by the Company’s stockholders.

As of May 2, 2005, options covering 10,214,899 shares were outstanding under the Incentive Plan, 2,581,975 shares remained available for future option grant. The expiration dates for all such options range from 2007 to 2015.

New Plan Benefits and Option Grant Table

Because the Incentive Plan is discretionary, benefits to be received by individual optionees are not determinable. The table included under “Executive Compensation—Option Grants in the Last Fiscal Year” in our Annual Report on Form 10-K shows the options granted to certain named executive officers during the fiscal year ending December 31, 2004. Under the heading “Compensation of Directors” above, we show the options granted to our non-employee directors during the fiscal year ending December 31, 2004. During the 2004 fiscal year, options covering an aggregate of 3,101,419 shares of Common Stock were granted to all employees. Because option grants and other equity awards under the Incentive Plan will be made by the Compensation Committee or Stock Option Committee in their discretion based on such factors as they deem reasonable, past option grants may not be reflective of future option grants and equity awards under the Incentive Plan.

Federal Income Tax Consequences of Options Granted under the Incentive Plan.   Options granted under the Incentive Plan may be either incentive stock options that satisfy the requirements of Section 422 of the Code or non-statutory options that are not intended to meet such requirements. The federal income tax treatment for the two types of options differs, as follows:

Incentive Stock Options.   No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. However, the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares generally is includable in alternative minimum taxable income. The optionee will recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of disposition.

For federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. The optionee will make a qualifying disposition of the purchased shares if the sale or other disposition of such shares is made after the optionee has held the shares for more than two (2) years after the grant date of the option and more than one (1) year after the exercise date. If the optionee fails to satisfy either of these two holding periods prior to the sale or other disposition of the purchased shares, then a disqualifying disposition will result.

Upon a qualifying disposition of the shares, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for such shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the date the option was exercised (or if later the date any forfeiture restriction lapsed) over (ii) the exercise price paid for the shares will be taxable as ordinary income. Any additional gain recognized upon the disposition will be a capital gain.

If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction for the taxable year in which such disposition occurs equal to the excess of (i) the fair market value of such shares on the date the option was exercised (or if later the date any forfeiture restriction lapsed) over (ii) the exercise price paid for the shares. In no other instance will the Company be allowed a deduction with respect to the optionee’s disposition of the purchased shares. The Company anticipates that any compensation deemed paid by the Company upon one or more disqualifying dispositions of incentive stock option shares by the Company’s executive officers will remain deductible by the Company and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company.

Non-Statutory Options.   No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income in the year in which the option is exercised equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

Special provisions of the Code apply to the acquisition of Common Stock under a non-statutory option if the purchased shares are subject to repurchase by the Company. These special provisions may be summarized as follows:

(i)                          If the shares acquired upon exercise of the non-statutory option are subject to repurchase by the Company at the original exercise price in the event of the optionee’s termination of service prior to vesting in such shares, the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the Company’s repurchase right lapses, an amount equal to the excess of (A) the fair market value of the shares on the date such repurchase right lapses with respect to such shares over (B) the exercise price paid for the shares.

(ii)                      The optionee may, however, elect under Section 83(b) of the Code to include as ordinary income in the year of exercise of the non-statutory option an amount equal to the excess of (A) the fair market value of the purchased shares on the exercise date (determined as if the shares were not subject to the Company’s repurchase right) over (B) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

The Company will be entitled to a business expense deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option, provided that such amount constitutes an ordinary and necessary business expense and is reasonable and the limitations of Sections 280G and 162(m) of the Code do not apply. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee. The Company anticipates that the compensation deemed paid by the Company upon the exercise of non-statutory options with exercise prices equal to the fair market value of the option shares on the grant date will remain deductible by the Company and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company.

Stock Appreciation Rights.   A participant who is granted a SAR will recognize ordinary income in the year of exercise equal to the amount of the appreciation distribution. The Company will be entitled to a business expense deduction equal to the appreciation distribution for the taxable year of the Company in which the ordinary income is recognized by the participant, provided that such amount constitutes an ordinary and necessary business expense and is reasonable and the limitations of Sections 280G and 162(m) of the Code do not apply.

Restricted Stock Awards.   No taxable income is recognized by a participant upon the award of restricted stock. The participant will in general recognize ordinary income in the year in which the shares vest equal to the fair market value of the purchased shares on the vesting date less any price paid for the shares, and the participant will be required to satisfy the tax withholding requirements applicable to such income.

The Company will be entitled to a business expense deduction equal to the amount of ordinary income recognized by the participant with respect to the vested shares, provided that such amount constitutes an ordinary and necessary business expense and is reasonable and the limitations of Sections 280G and 162(m) of the Code do not apply. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the participant.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
THE APPROVAL OF THE 2004 EQUITY INCENTIVE PLAN

PROPOSAL 3

APPROVAL OF AMENDMENT TO EMPLOYEE STOCK PURCHASE PLAN

The Company is asking stockholders to approve an amendment to the Theravance, Inc. Employee Stock Purchase Plan (the “ESPP”) to increase the number of authorized shares of Common Stock issuable thereunder from 325,000 shares to 625,000 shares to ensure that an adequate number of shares are available at least through 2006. Theravance established the ESPP in connection with its initial public offering to provide employees of Theravance and designated parent or subsidiary corporations (collectively, the “participating companies”) an opportunity to participate in the ownership of Theravance by purchasing its Common Stock through payroll deductions. The ESPP, and the right of participants to make purchases thereunder, is intended to meet the requirements of an employee stock purchase plan as defined in Section 423 of the Internal Revenue Code.

If approved by our stockholders, the amendment to the ESPP will become effective for the purchase period beginning November 16, 2005. If the stockholders do not approve the amendment to the ESPP, the amendment will be rescinded and the ESPP will continue in effect in accordance with its existing terms. The ESPP is intended to benefit Theravance as well as its stockholders and employees. The ESPP give employees an opportunity to purchase shares of Common Stock at a favorable price. Theravance believes that the stockholders will correspondingly benefit from the increased interest on the part of participating employees in the profitability of Theravance. Theravance will also benefit from the periodic investments of equity capital provided by participants in the ESPP.

The proxy holders intend to vote all proxies received by them FOR the Amendment of the ESPP.

The principal terms and provisions of the ESPP are summarized below. The summary, however, is not intended to be a complete description of all the terms of the ESPP. This summary is qualified in its entirety by reference to the complete text of the ESPP, which is attached hereto as Appendix C. To the extent there is a conflict between this summary and the ESPP, the terms of the ESPP will govern.

Administration.   The Compensation Committee of the Board, which is comprised of two (2) or more Board members, administers the ESPP. Compensation Committee members will serve for such period of time as the board may determine. All costs and expenses incurred in administration of the ESPP will be paid by Theravance without charge to participants. All cash proceeds received by Theravance from payroll deductions under the ESPP shall be credited to a non-interest bearing book account.

Eligibility.   Generally, any individual who is customarily employed by a participating company more than 20 hours per week and for more than five months per calendar year is eligible to participate in the ESPP. Officers are currently excluded from participation in the ESPP; however, the Board of Directors may elect to permit participation by officers in the future.

As of May 1, 2005, approximately 245 employees and no officers were eligible to participate in the ESPP.

Securities Subject to ESPP.   The stock issuable under the ESPP is Theravance’ authorized but unissued or reacquired Common Stock. The maximum number of shares of Common Stock which may be issued over the term of the ESPP is 325,000 shares, without giving effect to the 300,000-share increase that is the subject of this Proposal No. 3. Common Stock subject to terminated purchase rights shall be available for purchase pursuant to purchase rights subsequently granted.

Purchase Price.   The purchase price per share under the ESPP is 85% of the lower of (i) the fair market value of a share of Common Stock on the first day of the applicable offering period, or (ii) the fair market value of a share of Common Stock on the last day of the purchase period. Generally, the fair market value of the Common Stock on a given date is the closing sale price of the Common Stock, as reported on the Nasdaq National Market System. To the extent required by applicable law, participants must make arrangements for the satisfaction of any withholding tax obligations that arise in connection with the ESPP. Theravance shall not be required to issue any shares of Common Stock under the ESPP until such tax obligations are satisfied.

Offering Periods.   The ESPP is implemented by offering periods that generally have a duration of 24 months; each offering period is comprised of a series of one or more successive purchase periods, which generally have a duration of six months. Offering periods are concurrent and successive and, accordingly, a new offering period commences every six months and runs concurrently with each prior offering period. The compensation committee in its discretion may vary the beginning date and ending date of the offering periods, provided no offering period shall exceed 24 months in length, and may vary the duration of an offering period or purchase period. A new offering period will commence on May 16 and November 16 of each calendar year or on such other date selected by the Board of Directors or the Compensation Committee.

The participant will have a separate purchase right for each offering period in which he or she participates. The purchase right will be granted on the first day of the offering period and will be automatically exercised in successive installments on the last day of each purchase period within the offering period.

Limitations.   The plan imposes certain limitations upon a participant’s rights to acquire Common Stock, including the following:

No purchase right shall be granted to any person who immediately thereafter would own, directly or indirectly, stock or hold outstanding options or rights to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of Theravance or any of its parent or subsidiary corporations. The foregoing restriction does not apply under the International ESPP.

In no event shall a participant be permitted to purchase more than 2,500 shares on any one purchase date.

The right to purchase Common Stock under the ESPP (or any other employee stock purchase plan that Theravance or any of its subsidiaries may establish) in an offering intended to qualify under Section 423 of the Internal Revenue Code may not accrue at a rate that exceeds $25,000 in fair market value of such Common Stock (determined at the time such purchase right is granted) for any calendar year in which such purchase right is outstanding. The foregoing restriction does not apply under the International ESPP.

In no event may a participant’s payroll deductions for a semi-annual purchase period be less than 1% nor more than 15% of the participant’s cash compensation paid during a purchase period.

The purchase right shall be exercisable only by the participant during the participant’s lifetime and shall not be assignable or transferable by the participant, except by beneficiary designation or by the laws of descent and distribution.

Payment of Purchase Price; Payroll Deductions.   Payment for shares by participants shall be by accumulation of after-tax payroll deductions during the purchase period. The deductions may not exceed 15% of a participant’s cash compensation paid during a purchase period. Cash compensation for this purpose will include elective contributions that are not includable in income under Internal Revenue Code Sections 125 or 401(k) and all bonuses, overtime, commissions, and other amounts to the extent paid in cash. Under the International ESPP, the compensation committee may permit participants to accumulate amounts for the purchase of shares through other means in addition to payroll deductions to the extent deemed necessary or desirable to comply with laws and regulations of the applicable country of residence.

The participant will receive a purchase right for each offering period in which he or she participates to purchase up to the number of shares of Common Stock determined by dividing such participant’s payroll deductions accumulated prior to the purchase date by the applicable purchase price (subject to the “Limitations” section above). Unless the compensation committee determines otherwise, no fractional shares shall be purchased. Any payroll deductions accumulated in a participant’s account that are not sufficient to purchase a full share will be retained in the participant’s account for the subsequent purchase period. No interest shall accrue on the payroll deductions of a participant in the ESPP except to the extent required by applicable law.

Termination and Change to Payroll Deductions.   A purchase right shall terminate at the end of the offering period or earlier if (i) the participant terminates employment and any payroll deductions that the participant may have made with respect to a terminated purchase right will be refunded or (ii) the participant elects to withdraw from the ESPP. Any payroll deductions that the participant may have made with respect to a terminated purchase right under clause (ii) will be refunded unless the participant elects to have the funds applied to the purchase of shares on the next purchase date. A participant may increase or decrease his or her deductions during a purchase period as permitted by the compensation committee.

Adjustments.   If any change in the Common Stock occurs (through re-capitalization, stock dividend, stock split, combination of shares, exchange of shares, or other change affecting the outstanding Common Stock as a class without Theravance’ receipt of consideration), appropriate adjustments shall be made by Theravance to the class and maximum number of shares subject to the ESPP, to the class and maximum number of shares purchasable by each participant on any one purchase date, and the class and number of shares and purchase price per share subject to outstanding purchase rights in order to prevent the dilution or enlargement of benefits thereunder.

Amendment and Termination.   The ESPP shall continue in effect until the earlier of (i) May 27, 2024, (ii) the date on which all shares available for issuance under the ESPP shall have been issued or (iii) a corporate transaction, unless the ESPP is earlier terminated by the board in its discretion. The Board of Directors may at any time alter, amend, suspend or discontinue the ESPP. The approval of the stockholders will be obtained to the extent required by applicable law.

Corporate Transaction.   In the event of (i) a merger or consolidation of Theravance with or into another entity or any other corporate reorganization or (ii) the sale, transfer or other disposition of all or substantially all of the assets of Theravance or the complete liquidation or dissolution of Theravance (a “corporate transaction”), each purchase right under the ESPP will automatically be exercised immediately before consummation of the corporate transaction as if such date were the last purchase date of the offering period. The purchase price per share shall be equal to eighty-five percent (85%) of the lower of the fair market value per share of Common Stock on the start date of the offering period or the fair market value per share of Common Stock immediately prior to the effective date of such corporate transaction. Any payroll deductions not applied to such purchase shall be promptly refunded to the participant.

The grant of purchase rights under the ESPP will in no way affect the right of Theravance to adjust, reclassify, reorganize, or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

Proration of Purchase Rights.   If the total number of shares of Common Stock for which purchase rights are to be granted on any date exceeds the number of shares then remaining available under the ESPP, a pro rata allocation of the shares remaining shall be made as provided in the ESPP.

Summary of Federal Income Tax Consequences

The following is only a summary of the principal United States Federal income taxation consequences to the participant and Theravance with respect to the ESPP, based on advice received from counsel to Theravance regarding current United States Federal income tax laws. This summary is not intended to be exhaustive and among other things, does not discuss the tax consequences of a participant’s death or the income tax laws of any city, state or foreign country in which the participant may reside.

The ESPP is intended to qualify as an employee stock purchase plan under Section 423 of the Code. Under a plan that so qualifies, no taxable income will be reportable by a participant, and no deductions will be allowable to Theravance, by reason of the grant or exercise of the purchase rights issued thereunder. A participant will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of disposition.

A sale or other disposition of the purchased shares will be a disqualifying disposition if made before the later of two years after the start of the offering period in which such shares were acquired or one year after the shares are purchased. If the participant makes a disqualifying disposition of the purchased shares, then Theravance will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the amount by which the fair market value of such shares on the date of purchase exceeded the purchase price, and the participant will be required to satisfy the employment and income tax withholding requirements applicable to such income. In no other instance will Theravance be allowed a deduction with respect to the participant’s disposition of the purchased shares.

Any additional gain or loss recognized upon the disposition of the shares will be a capital gain, which will be long-term if the shares have been held for more than one (1) year following the date of purchase under the ESPP.

New ESPP Benefits

Since purchase rights are subject to discretion, including an employee’s decision not to participate in the ESPP, awards under the ESPP for the current fiscal year are not determinable. The first purchase under the ESPP will occur on May 15, 2005. No shares have been purchased under the ESPP as of May 1, 2005.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR
OF THE AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information with respect to all our equity compensation plans in effect as of December 31, 2004:

	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by stockholders	9,435,327	$7.86	4,035,518	*
Equity compensation plans not approved by stockholders	—	—	—
Total	9,435,327	$7.86	4,035,518	*

*                                 Includes 325,000 shares of Common Stock issuable under the Employee Stock Purchase Plan.

No equity compensation plans of the Company that were in effect as of December 31, 2004 were adopted without the approval of the Company’s security holders.

PROPOSAL 4

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2004 and has further directed that management submit the selection of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company’s financial statements since 1996. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S FEES

The following table represents aggregate fees billed to the Company for fiscal years ended December 31, 2004 and December 31, 2003 by Ernst & Young LLP, the Company’s principal accountant.

	Fiscal Year Ended
	2004	2003
	(in thousands)
Audit Fees(1)	$760	$77
Audit-related Fees(2)	$70	$90
Tax Fees(3)	$77	$46
All Other Fees(4)	$6	$3
Total Fees	$913	$216

(1)                       For professional services rendered for the audits of annual financial statements, including the audit of annual financial statements for the years ended December 31, 2004 and 2003, in 2004 the review of quarterly financial statements included in the Company’s Registration on Form S-1 and the review of quarterly financial statements included in the Company’s Form 10-Q for the quarter ended September 2004 and fees for services related to other regulatory filings or similar engagements.

(2)                       For the years ended 2004 and 2003, audit related services including accounting consultations and audits in connection with employee benefit plans.

(3)                       Included fees for tax compliance. Tax compliance consists of fees billed for professional services related to corporate and executive federal and state tax compliance.

(4)                       For the years ended 2004 and 2003, represented fees for services other that those described above.

PRE-APPROVAL POLICIES AND PROCEDURES.

Because our initial public offering commenced on October 5, 2004, our Audit Committee was not required to, and did not pre-approve, all of the services and related fees described above for services provided in 2004 prior to our initial public offering and in 2003. The Audit Committee has reviewed and subsequently approved Ernst & Young LLP’s fees for 2004 that were performed prior to our initial public offering.

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services rendered by Ernst & Young LLP, our independent registered public accounting firm. The Audit Committee can pre-approve specified services in defined categories of audit services, audit-related services and tax services up to specified amounts, as part of the Audit Committee’s approval of the scope of the engagement of Ernst & Young LLP or on an individual case-by-case basis before Ernst & Young LLP is engaged to provide a service.

The Audit Committee has determined that the rendering of the services other than audit services by Ernst & Young LLP is compatible with maintaining the principal accountant’s independence.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF RATIFICATION OF THE SELECTION
OF ERNST & YOUNG LLP

REPORT OF THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS

The Compensation Committee of the Board of Directors has the responsibility to develop compensation policies, administer the Company’s 2004 Equity Incentive Plan and the Employee Stock Purchase Plan, grant stock options and other stock-related awards, and approve the individual bonus programs to be in effect for the chief executive officer (“CEO”), executive officers and other key employees each fiscal year. The Compensation Committee has the exclusive authority to establish the level of base salary payable to the CEO and the other executive officers of the Company. The Compensation Committee is comprised of non-employee directors and acts periodically to evaluate the effectiveness of the compensation program in linking Company performance and executive pay. In addition, the Compensation Committee is consulted to approve the compensation package of a newly hired executive or of an executive whose scope of responsibility has changed significantly. A more detailed description of the functions of the Compensation Committee can be found in the Company’s Compensation Committee Charter. The Compensation Committee’s charter is published on the governance section of the Company’s website at www.theravance.com.

General Compensation Policy.   The objective of the Company’s executive compensation program is to align executive compensation with the Company’s long-term and short-term business objectives and performance. We rely upon judgment and not upon rigid guidelines or formulas in determining the amount and mix of compensation elements for each executive officer. Key factors affecting our judgments include the nature and scope of the executive officer’s responsibilities and their effectiveness in leading our initiatives to achieve corporate goals.

For the 2004 fiscal year, the Compensation Committee determined executive officer compensation levels taking into account a variety of factors. External factors that are considered by the Compensation Committee include input and data from an independent compensation consulting firm. The compensation consulting firm furnishes the Company and the Compensation Committee with compensation data derived from a cross-section of small- and mid-cap public biotechnology and pharmaceutical companies. The consultant focused on base salary, annual bonuses and long-term incentives, principally equity incentives. In preparing the performance graph for this Proxy Statement, the Company has selected the Nasdaq Biotechnology Index. The data used by the compensation consultant do not entirely come from companies included in the index, either because the companies in the index were determined not to be competitive with the Company for executive talent or because compensation information was not available.

Based upon all the factors we considered relevant, and in light of our strong performance in 2004, we believe it was in our stockholders’ best interest to ensure that the overall level of our salary, bonus and equity compensation awards were competitive with companies in the comparison group. We believe that the quality, skills and dedication of our executive officers are critical factors affecting the long-term value of our company. Therefore, our goal is to maintain an executive compensation program that will attract, motivate and retain qualified executives who are able to contribute to the long-term success of the Company.

The Compensation Committee’s philosophy is to target cash pay levels at the 75th percentile for companies in Northern California and pharmaceutical and biotechnology companies throughout the United States and to grant options at the competitive median so that option profits directly correspond to relative stockholder-value performance.

During 2004, the Compensation Committee agreed with each of Mr. Winningham and Mr. Humphrey to forgive a housing loan previously extended to the executive officer in connection with his commencement of employment. In reaching its decision to forgive the loans and to pay the additional income and employment taxes the officer incurred upon the loan being forgiven, the Committee considered the willingness of each executive officer to enter into a lock-up agreement with the Company and GSK pursuant to which he agreed not to sell or transfer 50% of the shares purchasable under all of his options prior to the exercise of the put right granted to GSK and agreed not to put one-quarter of the shares purchasable under his options in connection with the August 2007 put arrangement with GSK. The Compensation Committee deemed forgiving the loan and providing assistance for tax liability to be in the stockholders best interests because such actions contributed to the Company consummating the GSK strategic alliance. The Committee also considered the willingness of Mr. Winningham and Mr. Humphrey to agree to subject certain option shares to an escrow arrangement.

Accordingly, on June 4, 2004 we entered into an agreement with Mr. Winningham pursuant to which we terminated an existing home equity sharing arrangement and agreed to forgive Mr. Winningham’s housing loan in the amount of $3,750,000, thereby extinguishing his debt in full, in recognition of Mr. Winningham entering into a lock-up agreement with us and GSK pursuant to which he has agreed not to sell or transfer 50% of the shares purchasable under all of his options and agreed not to put a portion of the shares purchasable under his options. We also paid Mr. Winningham’s additional income and employment taxes that he incurred upon the loan being forgiven.

Under the June 4, 2004 agreement, Mr. Winningham agreed with respect to an option to purchase 762,463 shares of our Common Stock granted on December 28, 2001 to deposit an additional 129,032 of the shares purchasable under this option into escrow if he exercises the option prior to September 7, 2007. Should Mr. Winningham leave our employ due to voluntary resignation or a termination by us for cause, then he will forfeit any shares deposited into escrow. We will release these 129,032 shares from escrow over the following periods: 25% on December 31, 2005, 25% on December 31, 2006, and the balance on September 7, 2007 and will release the shares immediately should Mr. Winningham die or leave our employ due to disability. Prior to entering into the June 4, 2004 agreement, Mr. Winningham was vested as of May 31, 2004 in 505,131 of the shares purchasable under the option.

Also on June 4, 2004 we entered into an agreement with Dr. Humphrey pursuant to which we agreed to forgive Dr. Humphrey’s housing loan in the amount of $953,500, thereby extinguishing his debt in full, in recognition of Dr. Humphrey entering into a lock-up agreement with us and GSK pursuant to which he has agreed not to sell or transfer 50% of the shares purchasable under all of his options and agreed not to put a portion of the shares purchasable under his options. We also paid Dr. Humphrey’s additional income and employment taxes that he incurred upon the loan being forgiven.

Under the June 4, 2004 agreement, Dr. Humphrey agreed with respect to an option to purchase 193,548 shares of our Common Stock granted on June 30, 2001 and an option to purchase 193,548 shares granted on February 24, 2002 to deposit an additional 62,696 of the shares purchasable under these options into escrow if he exercises the options prior to September 7, 2007. Should Dr. Humphrey leave our employ due to voluntary resignation or a termination by us for cause, then he will forfeit any shares deposited into escrow. We will release these 62,696 shares from escrow over the following periods: 25% on December 31, 2005, 25% on December 31, 2006, and the balance on September 7, 2007 and will release the shares immediately should Dr. Humphrey die or leave our employ due to disability. Prior to entering into the June 4, 2004 agreement, Dr. Humphrey was vested as of May 31, 2004 in 141,129 of the shares purchasable under the first option and 104,838 of the shares purchasable under the second option.

During 2004, the Company entered into an agreement with Marty Glick, the Company’s Chief Financial Officer, to provide compensation arrangements through a specified period. See the section entitled “Employment Agreements.” The Compensation Committee believes that the agreement with Mr. Glick was in the stockholders best interest because it would facilitate the orderly transition of the leadership of the Company’s finance and administration function to a new chief financial officer in 2005.

Base Salary.   The base salary for each executive officer is set on the basis of general market levels as evidenced by the consulting firm data on peer companies and personal performance. Each individual’s base pay is positioned relative to the total compensation package, including cash incentives and long-term incentives.

Discretionary Bonuses.   To reinforce the attainment of Company goals, the Compensation Committee believes that a substantial portion of the annual compensation of each executive officer should be in the form of variable incentive pay. The annual incentive awards for executive officers are determined on the basis of the Company’s achievement of specific performance goals established at the beginning of the fiscal year. A target is set for each executive officer based on targets for comparable positions at the peer companies and is stated in terms of a percentage of the executive officer’s base salary for the year. The executive bonus program for 2004 was designed to motivate management to achieve specific goals related to, among other things, initiation of our Phase 3 Clinical Studies for telavancin, initiation of our Gastroprokinetic Phase 1 Clinical Studies, discovery of additional potential medicines selected for development, the consummation of a major strategic alliance, and consummation of the Company’s initial public offering. In fiscal 2004, the Company exceeded its performance goals and accordingly the bonus awards paid reflected those results plus individual accomplishments by the executive officers.

Long-Term Incentive Compensation.   Generally, a significant stock option grant is made in the year that an executive officer commences employment. Thereafter, option grants may be made at varying times and in varying amounts in the discretion of the Compensation Committee. Generally, the size of each grant is set at a level that the Compensation Committee deems appropriate to create a meaningful opportunity for stock ownership based upon the individual’s position with the Company, the individual’s potential for future responsibility and promotion, the individual’s performance in the recent period, the exercise prices of that individual’s outstanding options relative to current market value, and the number of unvested options held by the individual at the time of the new grant. The relative weight given to each of these factors will vary from individual to individual at the Compensation Committee’s discretion. During fiscal 2004, the Compensation Committee considered the impact that the strategic alliance with GSK would have on the Company’s capital and determined that a long-term grant program would best serve stockholder interests. Accordingly, with input from the compensation consultant, the Compensation Committee approved a program in which significant option grants were made to the executive officers in 2004, with a planned program of significantly smaller grants in each of 2005, 2006, 2007 and 2008. The option grants made in 2004 were regarded as a significant form of compensation to align the executive officers with the level of stakeholder interests similar to other stockholders following the strategic alliance with GSK.

Each option grant allows the officer to acquire shares of the Common Stock at a fixed price per share (the market price on the grant date) over a specified period of time. The Company’s options generally vest in periodic installments over a four year period, contingent upon the executive officer’s continued employment with the Company. With respect to the options granted to the executive officers in 2004, the initial vesting date is delayed until late 2007 to ensure the officers’ continued service beyond the period of the put arrangement with GSK. The 2004 options will vest with respect to the first 40% of the shares subject to the option following the date that GSK may exercise its put right, with respect to an additional 30% of the shares subject to the option on March 29, 2008, and with respect to an additional 30% of the shares subject to the option on March 29, 2009 provided the officer remains in continuous service. The vesting schedule and the number of shares granted are established to ensure a meaningful incentive in each year following the year of grant. Accordingly, the option will provide a return to the executive officer only if he or she remains in the Company’s employ, and then only if the market price of the Common Stock appreciates over the option term.

CEO Compensation.   The annual base salary for Mr. Winningham, the Company’s CEO, was established in connection with his commencement of employment and was increased in 2004 pursuant to an annual merit raise. The bonus paid and the options granted to the CEO in 2004 were based on the same compensation factors as for the other executive officers and also reflect the CEO’s important role in consummating the strategic alliance with GSK and the Company’s initial public offering.

Tax Limitation.   Under the federal tax laws, a publicly held company may not claim a federal income tax deduction for compensation paid to executive officers named in the summary compensation table to the extent that the compensation exceeds $1 million per officer in any year. To qualify for an exemption from the $1 million limitation, the stockholders were asked to approve a limit under the 2004 Equity Incentive Plan on the maximum number of shares for which a participant may be granted stock options in any calendar year. Because this limit was adopted, any compensation deemed paid to a named executive officer when he or she exercises an option with an exercise price that is at least equal to the fair market value of the option shares on the grant date should qualify as performance-based compensation and should not be subject to the $1 million deduction limitation. Other components of the named executive officers’ compensation are subject to the $1 million limitation. In light of the Company’s substantial net operating loss carryforwards, the impact of any loss of federal income tax deductions is expected to be deferred.

Submitted by the following members of the Compensation Committee:

Julian C. Baker
Jeffrey M. Drazan
Ronn C. Loewenthal
George M. Whitesides
William D. Young, Chairman

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the members of the Compensation Committee was at any time during the 2004 fiscal year or at any other time an officer or employee of the Company. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

STOCK PERFORMANCE GRAPH

The graph set forth below compares the cumulative total stockholder return on the Common Stock for the period commencing on October 8, 2004 and ending on December 31, 2004, with the cumulative total return of (i) the Nasdaq Stock Market (U.S.) Index and (ii) the Nasdaq Biotechnology Index, over the same period. This graph assumes the investment of $100.00 on October 8, 2004 in the Common Stock, the Nasdaq Stock Market (U.S.) Index and the Nasdaq Biotechnology Index, and assumes the reinvestment of dividends, if any.

The comparisons shown in the graph below are based upon historical data. The Company cautions that the stock price performance shown in the graph below is not necessarily indicative of, nor is it intended to forecast, the potential future performance of the Common Stock. Information used in the graph was obtained from Research Data Group, Inc., a source believed to be reliable, but the Company is not responsible for any errors or omissions in such information.

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future filings made by the Company under those statutes, the Compensation Committee Report and Stock Performance Graph shall not be deemed filed with the United States Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes.

COMPARISON OF 3 MONTH CUMULATIVE TOTAL RETURN*

AMONG THERAVANCE, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX

AND THE AMEX BIOTECHNOLOGY INDEX

*           $100 invested on 10/5/04 in stock or index-including reinvestment of dividends. Fiscal year ending December 31.

Delivery of Documents to Stockholders Sharing an Address

A number of brokers with account holders who are Theravance, Inc. stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to Theravance, Inc., 901 Gateway Boulevard, South San Francisco, CA 94080 Attn: Secretary or contact Bradford J. Shafer, Secretary at (650) 808-6000. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

Stockholder Proposals For 2006

If you wish to submit a proposal that is to be included in next year’s proxy materials or nominate a director, your proposal must be submitted in writing and in conformance with the Company’s Bylaws to Theravance, Inc., 901 Gateway Boulevard, South San Francisco, CA 94080 Attn: Secretary not less than forty-five or more than seventy-five days prior to the date the Company first mailed its proxy materials for this year’s Annual Meeting, which date is expected to be May 12, 2006. You are advised to review the Company’s Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Bradford J. Shafer
Senior Vice President, General Counsel and Secretary
May 12, 2005

A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2004 is available without charge upon written request to: Secretary, Theravance, Inc., 901 Gateway Boulevard, South San Francisco, CA 94080.

Appendix A

THERAVANCE, INC.

AUDIT COMMITTEE CHARTER

(as adopted by the Board of Directors on June 24, 2004)

PURPOSE:

The purpose of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Theravance, Inc. (the “Company”) shall be to oversee the Company’s accounting practices, system of internal controls, audit processes, and financial reporting processes.

RESPONSIBILITIES:

The Committee has the authority to undertake the specific duties and responsibilities listed below and will have the authority to undertake such other specific duties as the Board from time to time prescribes.

The Committee shall rely on the expertise and knowledge of the Company’s management, the Company’s independent auditors and, to the extent applicable, the Company’s internal auditors (or other persons responsible for the Company’s internal audit function) in carrying out its oversight responsibilities. Management of the Company is responsible for ensuring that the Company’s financial statements are complete and accurate and prepared in accordance with generally accepted accounting principles. The Company’s independent auditors are responsible for auditing the Company’s financial statements. It is not the duty of the Committee to plan or conduct audits, to determine that the financial statements are complete and accurate and are prepared in accordance with generally accepted accounting principles, to conduct investigations, or to assure compliance with laws and regulations or the Company’s internal policies, procedures and controls.

MEMBERSHIP:

The members of the Committee will be nominated by, will be appointed by, and will serve at the discretion of, the Board. The Committee will consist of at least three (3) members of the Board who meet the following criteria (in each case to the extent that such requirements are effective from time to time):

1.                              Each member will be an independent director in accordance with the applicable rules of The Nasdaq National Market (“Nasdaq”) and the rules of the Securities and Exchange Commission (“SEC”);

2.                              Each member will be able to read and understand fundamental financial statements, in accordance with the applicable rules of Nasdaq;

3.                              At least one member will have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities, in accordance with the applicable rules of Nasdaq; and

4.                              At least one member will be an “audit committee financial expert” in accordance with the applicable rules of Nasdaq and the SEC.

The Board shall designate one member of the Committee as the Committee’s Chairperson.

RESPONSIBILITIES AND AUTHORITY

The responsibilities and authority of the Committee shall include:

Processes, Controls and Risk Management

1.                              Reviewing periodically the Company’s financial reporting processes and disclosure controls and processes, based on consultation with the Company’s management and independent auditors and counsel;

2.                              Reviewing periodically the adequacy and effectiveness of the Company’s internal control policies and procedures, including, to the extent applicable, the responsibilities, budget, staffing and effectiveness of the Company’s internal audit function, based on consultation with the Company’s management and independent auditors;

3.                              Reviewing the reports prepared by management, and attested to by the Company’s independent auditors, assessing the adequacy and effectiveness of the Company’s internal controls and procedures, prior to the inclusion of such reports in the Company’s periodic filings as required under the rules of the SEC;

4.                              Discussing guidelines and policies governing the process by which management and other persons responsible for risk management assess and manage the Company’s exposure to risk, as well as the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, based on consultation with the Company’s management and independent auditors;

Independent Auditors

5.                              Appointing, approving the compensation of and overseeing the work of the Company’s independent auditors; in this regard, the Committee shall have the sole authority to approve the hiring and firing of the independent auditors and the independent auditors shall report directly to the Committee;

6.                              Pre-approving audit and permissible non-audit services provided to the Company by the independent auditors (or subsequently approving non-audit services in those circumstances where a subsequent approval is permissible);

7.                              Discussing with the Company’s independent auditors their annual audit plan, including the scope of audit activities and all critical accounting policies and practices to be used, and any other matters required to be discussed by Statement on Accounting Standard No. 61, as it may be modified or supplemented;

8.                              Reviewing quarterly with management, the Company’s independent auditors and, to the extent applicable, the internal auditors (or other persons responsible for the Company’s internal audit function):

•              The results of the annual audit of the Company and the independent auditors’ procedures with respect to interim periods, including any significant findings, comments or recommendations of the independent auditors and, to the extent applicable, internal auditors (or other persons responsible for evaluating the Company’s compliance with internal controls) together with management’s responses thereto; and

•              Any significant changes in the Company’s accounting principles or the methods of applying the Company’s accounting principles;

9.                              Reviewing and discussing reports from the independent auditors on:

•              All critical accounting policies and practices used by the Company;

•              Alternative accounting treatments within generally accepted accounting principles related to material items that have been discussed with management, including the ramifications of the use of the alternative treatments; and

•              Other material written communications between the independent auditors and management;

10.                       Reviewing with the Company’s independent auditors their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such matters as are required to be discussed with the Committee under generally accepted auditing standards;

11.                       Obtaining and reviewing at least annually a report by the Company’s independent auditors describing:

•              The independent auditors’ internal quality-control procedures; and

•              Any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditors, or by any inquiry or investigation by any governmental or professional authority, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues;

12.                       Obtaining and reviewing at least annually a formal written statement by the Company’s independent auditors delineating all relationships between the auditor and the Company, consistent with Independent Standards Board Standard No. 1, as it may be modified or supplemented, and reviewing and discussing with the auditors any disclosed relationships or services that may impact the objectivity and independence of the auditors; in this regard, the Committee shall take appropriate action, if necessary, to ensure the independence of the auditors;

13.                       Reviewing periodically with the independent auditors any problems or difficulties encountered by the independent auditors in the course of any audit work, including management’s response thereto, any restrictions on the scope of the independent auditor’s activities or on access to requested information, and any significant disagreements with management;

SEC Reports and Other Disclosure

14.                       Reviewing with:

•              Management and the Company’s independent auditors, before release, the audited financial statements and unaudited interim financial statements; and

•              Management and the Company’s independent auditors, before release, the Company’s earnings announcements or financial releases and Management’s Discussion and Analysis (MD&A) in the Company’s annual report on Form 10-K and quarterly reports on Form 10-Q;

15.                       Directing the Company’s independent auditors to review, before filing with the SEC, the Company’s interim financial statements included in quarterly reports on Form 10-Q, using professional standards and procedures for conducting such reviews;

16.                       Overseeing compliance with the disclosure requirements of the SEC, including disclosure of information regarding auditors’ services and audit committee members, member qualifications and activities;

Other Responsibilities and Authority

17.                       Establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters;

18.                       Reviewing and approving all related party transactions in accordance with the applicable rules of Nasdaq;

19.                       Reviewing, approving and monitoring the Company’s code of ethics for the Chief Executive Officer and senior financial officers in accordance with the applicable rules of Nasdaq and the SEC;

20.                       Establishing hiring policies regarding employment of employees, or former employees, of the Company’s independent auditors in accordance with the applicable rules of Nasdaq and the SEC;

21.                       Reviewing the Committee’s own charter, structure, processes and membership requirements, at least on an annual basis;

22.                       Preparing and periodically updating an annual calendar and checklist for the Committee’s responsibilities and authority; and

23.                       Performing such other duties as may be requested by the Board.

INVESTIGATIONS, STUDIES AND OUTSIDE ADVISORS:

The Committee may conduct or authorize investigations into or studies of matters within the Committee’s scope of responsibility with full access to all books, records, facilities and personnel of the Company.

The Committee shall have the authority to engage independent legal, accounting and other advisors, as it determines necessary to carry out its duties. The Committee shall have sole authority to approve related fees and retention terms.

EDUCATION:

The Company is responsible for providing the Committee with educational resources related to accounting principles and procedures, current accounting topics pertinent to the Company and other material as may be requested by the Committee. The Company shall assist the Committee in maintaining appropriate financial literacy.

MEETINGS:

The Committee will establish its own schedule and will meet at least one (1) time each fiscal quarter.

The Committee will meet separately with members of the Company’s management, the Company’s independent auditors and, to the extent applicable, internal auditors (or other persons responsible for monitoring the Company’s compliance with internal controls) at such times as the Committee deems appropriate.

The Committee may request that any directors, officers or employees of the Company, or other persons whose advice and counsel are sought by the Committee, attend any meeting of the Committee to provide such pertinent information as the Committee requests.

MINUTES:

The Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.

REPORTS:

The Committee shall prepare all reports required to be included in the Company’s filings with the SEC, pursuant to and in accordance with applicable rules of the SEC.

The Committee also shall report regularly to the full Board, including with respect to any issues that arise with respect to the quality or integrity of the Company’s financial statements, the effectiveness of the Company’s internal controls or disclosure controls, the performance and independence of the Company’s independent auditors, or any other issue that the Committee believes should be brought to the attention of the full Board. Such reports may be made orally or in writing.

COMPENSATION:

Members of the Committee shall receive such fees, if any, for their service as Committee members as may be determined by the Board. Such fees may include retainers or per meeting fees and shall be paid in such form of consideration as is determined by the Board in accordance with the applicable rules of Nasdaq and the SEC.

Members of the Committee may not receive any compensation from the Company except the fees that they receive for service as a member of the Board or any committee thereof.

DELEGATION OF AUTHORITY:

The Committee may, to the extent permitted under applicable law, the applicable rules of Nasdaq and the SEC, and the Company’s Certificate of Incorporation and Bylaws, delegate to one or more designated members of the Committee the authority to pre-approve audit and permissible non-audit services, provided that such pre-approval decision is presented to the full Committee at a scheduled meeting.

Appendix B

THERAVANCE, INC.

2004 EQUITY INCENTIVE PLAN

(AS ADOPTED MAY 27, 2004)

B-i

B-ii

THERAVANCE, INC.

2004 EQUITY INCENTIVE PLAN

ARTICLE I.   INTRODUCTION.

The Plan was adopted by the Board to be effective at the IPO. The purpose of the Plan is to promote the long-term success of the Corporation and the creation of stockholder value by (a) encouraging Employees, Outside Directors and Consultants to focus on critical long-range objectives, (b) encouraging the attraction and retention of Employees, Outside Directors and Consultants with exceptional qualifications, and (c) linking Employees, Outside Directors and Consultants directly to stockholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for Awards in the form of Restricted Shares, Stock Units, Options (which may constitute incentive stock options or nonstatutory stock options) or stock appreciation rights.

The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware (except their choice-of-law provisions).

ARTICLE II.   ADMINISTRATION.

2.1        Committee Composition.   The Committee shall administer the Plan. The Committee shall consist exclusively of two or more directors of the Corporation, who shall be appointed by the Board. In addition, each member of the Committee shall meet the following requirements:

(a)        Any listing standards prescribed by the principal securities market on which the Corporation’s equity securities are traded;

(b)        Such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under section 162(m)(4)(C) of the Code;

(c)        Such requirements as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act; and

(d)        Any other requirements imposed by applicable law, regulations or rules.

2.2        Committee Responsibilities.   The Committee shall (a) select the Employees, Outside Directors and Consultants who are to receive Awards under the Plan, (b) determine the type, number, vesting requirements and other features and conditions of such Awards, (c) interpret the Plan, (d) make all other decisions relating to the operation of the Plan and (e) carry out any other duties delegated to it by the Board. The Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan. The Committee’s determinations under the Plan shall be final and binding on all persons.

2.3        Committee for Non-Officer Grants.   The Board may also appoint a secondary committee of the Board, which shall be composed of one or more directors of the Corporation who need not satisfy the requirements of Section 2.1. Such secondary committee may administer the Plan with respect to Employees and Consultants who are not Outside Directors and are not considered executive officers of the Corporation under section 16 of the Exchange Act, may grant Awards under the Plan to such Employees and Consultants and may determine all features and conditions of such Awards. Within the limitations of this Section 2.3, any reference in the Plan to the Committee shall include such secondary committee.

ARTICLE III.   SHARES AVAILABLE FOR GRANTS.

3.1        Basic Limitation.   Shares of Common Stock issued pursuant to the Plan may be authorized but unissued shares or treasury shares. The aggregate number of shares of Common stock that may be awarded pursuant to Awards granted under the Plan shall not exceed (a) 3,700,000(1) shares plus the number of shares remaining available for issuance under the 1997 Stock Plan and the Long-Term Stock Option Plan and (b) the additional shares of Common Stock described in Sections 3.2 and 3.4. Not more than 2,000,000 shares may be issued in the aggregate pursuant to SARs, Stock Units, and Restricted Share Awards. The limitations of this Section 3.1 shall be subject to adjustment pursuant to Article 11. The number of shares of Common Stock that are subject to Options or other rights outstanding at any time under the Plan shall not exceed the number of shares of Common Stock that then remain available for issuance under the Plan.

3.2        Additional Shares.   If Restricted Shares or shares of Common Stock issued upon the exercise of Options under this Plan, the 1997 Stock Plan, or the Long-Term Stock Option Plan are forfeited or repurchased, then such shares of Common Stock shall again become available for Awards under this Plan. If Stock Units, Options or SARs under this Plan, the 1997 Stock Plan, or the Long-Term Stock Option Plan are forfeited or terminate for any other reason before being exercised, then the corresponding shares of Common Stock shall again become available for Awards under this Plan. If Stock Units are settled, then only the number of shares of Common Stock (if any) actually issued in settlement of such Stock Units shall reduce the number available under Section 3.1 and the balance shall again become available for Awards under the Plan. If SARs are exercised, then only the number of shares of Common Stock (if any) actually issued in settlement of such SARs shall reduce the number available under Section 3.1 and the balance shall again become available for Awards under the Plan.

3.3        Dividend Equivalents.   Any dividend equivalents paid or credited under the Plan shall not be applied against the number of Restricted Shares, Stock Units, Options or SARs available for Awards, whether or not such dividend equivalents are converted into Stock Units.

3.4        Shares Subject to Substituted Options.   The number of shares or Common Stock subject to Options granted by the Corporation shall not reduce the number of shares of Common Stock that may be issued under Section 3.1 if (a) the Corporation or a Subsidiary is a party to a transaction with another corporation described in section 424(a) of the Code, (b) employees or independent contractors of such corporation hold options to purchase shares of such corporation’s stock that are cancelled as part of such transaction and (c) the Corporation grants Options under the Plan to such employees or independent contractors to replace the cancelled options in accordance with section 424(a) of the Code (whether or not such Options are ISOs).

ARTICLE IV.   ELIGIBILITY.

4.1        Incentive Stock Options.   Only Employees who are common-law employees of the Corporation, a Parent or a Subsidiary shall be eligible for the grant of ISOs. In addition, an Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Corporation or any of its Parents or Subsidiaries shall not be eligible for the grant of an ISO unless the requirements set forth in section 422(c)(6) of the Code are satisfied.

4.2        Other Grants.   Only Employees, Outside Directors and Consultants shall be eligible for the grant of Restricted Shares, Stock Units, NSOs or SARs.

ARTICLE V.   OPTIONS.

5.1        Stock Option Agreement.   Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Corporation. Such Option shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan.

(1)                       All share numbers reflect the reverse stock split approved in connection with the IPO.

The Stock Option Agreement shall specify whether the Option is an ISO or an NSO. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical. Options may be granted in consideration of a reduction in the Optionee’s other compensation.

5.2        Number of Shares.   Each Stock Option Agreement shall specify the number of shares of Common Stock subject to the Option and shall provide for the adjustment of such number in accordance with Article 11. Options granted to any Optionee in a single fiscal year of the Corporation shall not cover more than 1,500,000 shares of Common Stock, except that Options granted to a new Employee in the fiscal year of the Corporation in which his or her service as an Employee first commences shall not cover more than 2,000,000 shares of Common Stock. The limitations set forth in the preceding sentence shall be subject to adjustment in accordance with Article 11.

5.3        Exercise Price.   Each Stock Option Agreement shall specify the Exercise Price; provided that the Exercise Price shall in no event be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant.

5.4        Exercisability and Term.   Each Stock Option Agreement shall specify the date or event when all or any installment of the Option is to become exercisable. The Stock Option Agreement shall also specify the term of the Option; provided that the term of an ISO shall in no event exceed 10 years from the date of grant. A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee’s death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s service. Options may be awarded in combination with SARs, and such an Award may provide that the Options will not be exercisable unless the related SARs are forfeited.

5.5        Modification or Assumption of Options.   Within the limitations of the Plan, the Committee may modify, extend, reprice or assume outstanding options or may accept the cancellation of outstanding options (whether granted by the Corporation or by another issuer) in return for the grant of new options for the same or a different number of shares and at the same or a different exercise price. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such Option.

5.6        Buyout Provisions.   The Committee may at any time (a) offer to buy out for a payment in cash or cash equivalents an Option previously granted or (b) authorize an Optionee to elect to cash out an Option previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish.

ARTICLE VI.   PAYMENT FOR OPTION SHARES.

6.1        General Rule.   The entire Exercise Price of shares of Common Stock issued upon exercise of Options shall be payable in cash or cash equivalents at the time such shares of Common Stock are purchased, except that the Committee at its sole discretion may accept payment of the Exercise Price in any other form(s) described in this Article 6. However, if the Optionee is an Outside Director or executive officer of the Corporation, he or she may pay the Exercise Price in a form other than cash or cash equivalents only to the extent permitted by section 13(k) of the Exchange Act.

6.2        Surrender of Stock.   With the Committee’s consent, all or any part of the Exercise Price may be paid by surrendering, or attesting to the ownership of, shares of Common Stock that are already owned by the Optionee. Such shares of Common Stock shall be valued at their Fair Market Value on the date the new shares of Common Stock are purchased under the Plan. The Optionee shall not surrender, or attest to the ownership of, shares of Common Stock in payment of the Exercise Price if such action would cause the Corporation to recognize compensation expense (or additional compensation expense) with respect to the Option for financial reporting purposes.

6.3        Exercise/Sale.   With the Committee’s consent, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Corporation) an irrevocable direction to a securities broker approved by the Corporation to sell all or part of the shares of Common Stock being purchased under the Plan and to deliver all or part of the sales proceeds to the Corporation.

6.4        Exercise/Pledge.   With the Committee’s consent, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Corporation) an irrevocable direction to pledge all or part of the shares of Common Stock being purchased under the Plan to a securities broker or lender approved by the Corporation, as security for a loan, and to deliver all or part of the loan proceeds to the Corporation.

6.5        Promissory Note.   With the Committee’s consent, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Corporation) a full-recourse promissory note. However, the par value of the shares of Common Stock being purchased under the Plan, if newly issued, shall be paid in cash or cash equivalents.

6.6        Other Forms of Payment.   With the Committee’s consent, all or any part of the Exercise Price and any withholding taxes may be paid in any other form that is consistent with applicable laws, regulations and rules.

ARTICLE VII.   STOCK APPRECIATION RIGHTS.

7.1        SAR Agreement.   Each grant of an SAR under the Plan shall be evidenced by an SAR Agreement between the Optionee and the Corporation. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various SAR Agreements entered into under the Plan need not be identical. SARs may be granted in consideration of a reduction in the Optionee’s other compensation.

7.2        Number of Shares.   Each SAR Agreement shall specify the number of shares of Common Stock to which the SAR pertains and shall provide for the adjustment of such number in accordance with Article 11. SARs granted to any Optionee in a single fiscal year shall in no event pertain to more than 1,500,000 shares of Common Stock, except that SARs granted to a new Employee in the fiscal year of the Corporation in which his or her service as an Employee first commences shall not pertain to more than 2,000,000 shares of Common Stock. The limitations set forth in the preceding sentence shall be subject to adjustment in accordance with Article 11.

7.3        Exercise Price.   Each SAR Agreement shall specify the Exercise Price. An SAR Agreement may specify an Exercise Price that varies in accordance with a predetermined formula while the SAR is outstanding.

7.4        Exercisability and Term.   Each SAR Agreement shall specify the date all or any installment of the SAR is to become exercisable. The SAR Agreement shall also specify the term of the SAR. An SAR Agreement may provide for accelerated exercisability in the event of the Optionee’s death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s service. SARs may be awarded in combination with Options, and such an Award may provide that the SARs will not be exercisable unless the related Options are forfeited. An SAR may be included in an ISO only at the time of grant but may be included in an NSO at the time of grant or thereafter. An SAR granted under the Plan may provide that it will be exercisable only in the event of a Change in Control.

7.5        Exercise of SARs.   Upon exercise of an SAR, the Optionee (or any person having the right to exercise the SAR after his or her death) shall receive from the Corporation (a) shares of Common Stock, (b) cash or (c) a combination of shares of Common Stock and cash, as the Committee shall determine. The amount of cash and/or the Fair Market Value of shares of Common Stock received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the shares of Common Stock subject to the SARs exceeds the Exercise Price. If, on the date an SAR expires, the Exercise Price under such SAR is less than the Fair Market Value on such date but any portion of such SAR has not been exercised or surrendered, then such SAR shall automatically be deemed to be exercised as of such date with respect to such portion.

7.6        Modification or Assumption of SARs.   Within the limitations of the Plan, the Committee may modify, extend or assume outstanding SARs or may accept the cancellation of outstanding SARs (whether granted by the Corporation or by another issuer) in return for the grant of new SARs for the same or a different number of shares and at the same or a different exercise price. The foregoing notwithstanding, no modification of an SAR shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such SAR.

ARTICLE VIII.   RESTRICTED SHARES.

8.1        Restricted Stock Agreement.   Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Stock Agreement between the recipient and the Corporation. Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Stock Agreements entered into under the Plan need not be identical.

8.2        Payment for Awards.   Subject to the following two sentences, Restricted Shares may be sold or awarded under the Plan for such consideration as the Committee may determine, including (without limitation) cash, cash equivalents, property, full-recourse promissory notes, past services and future services. To the extent that an Award consists of newly issued Restricted Shares, the consideration shall consist exclusively of cash, cash equivalents, property or past services rendered to the Corporation (or a Parent or Subsidiary) or, for the amount in excess of the par value of such newly issued Restricted Shares, full-recourse promissory notes. If the Participant is an Outside Director or executive officer of the Corporation, he or she may pay for Restricted Shares with a promissory note only to the extent permitted by section 13(k) of the Exchange Act. Within the limitations of the Plan, the Committee may accept the cancellation of outstanding options in return for the grant of Restricted Shares.

8.3        Vesting Conditions.   Each Award of Restricted Shares may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Agreement. A Restricted Stock Agreement may provide for accelerated vesting in the event of the Participant’s death, disability or retirement or other events. The Committee may include among such conditions the requirement that the performance of the Corporation or a business unit of the Corporation for a specified period of one or more fiscal years equal or exceed a target determined in advance by the Committee. The Corporation’s independent auditors shall determine such performance. Such target shall be based on one or more of the criteria set forth in Section 9.2. The Committee shall identify such target not later than the 90th day of such period. Subject to adjustment in accordance with Article 11, in no event shall more than 1,500,000 Restricted Shares that are subject to performance-based vesting conditions be granted to any Participant in a single fiscal year of the Corporation, except that 2,000,000 Restricted Shares may be granted to a new Employee in the fiscal year of the Corporation in which his or her service as an Employee first commences. A Restricted Stock Agreement may provide for accelerated vesting in the event of the Participant’s death, disability or retirement or other events.

8.4        Voting and Dividend Rights.   The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Corporation’s other stockholders. A Restricted Stock Agreement, however, may require that the holders of Restricted Shares invest any cash dividends received in additional Restricted Shares. Such additional Restricted Shares shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid.

ARTICLE IX.   STOCK UNITS.

9.1        Stock Unit Agreement.   Each grant of Stock Units under the Plan shall be evidenced by a Stock Unit Agreement between the recipient and the Corporation. Such Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Stock Unit Agreements entered into under the Plan need not be identical. Stock Units may be granted in consideration of a reduction in the recipient’s other compensation. Stock Units granted to a recipient may in no event pertain to more than $10,000,000 in a single fiscal year.

9.2        Payment for Awards.   To the extent that an Award is granted in the form of Stock Units, no cash consideration shall be required of the Award recipients. Except in cases of certain terminations of employment or an extraordinary event, each grant of Stock Units shall be earned and vest over a period defined by the Committee at the time of grant and governed by such conditions, restrictions and contingencies as the Committee shall determine. These may include continuous service and/or the achievement of performance goals. The performance goals that may be used by the Committee for such awards shall consist of: operating profits (including EBITDA), net profits, earnings per share, profit returns and margins, revenues, shareholder return and/or value, stock price and working capital. Performance goals may be measured solely on a corporate, subsidiary or business unit basis, or a combination thereof. Further, performance criteria may reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group of entities or other external measure of the selected performance criteria. Profit, earnings and revenues used for any performance goal measurement shall exclude: gains or losses on operating asset sales or dispositions; asset write-downs; litigation or claim judgments or settlements; accruals for historic environmental obligations; effect of changes in tax law or rate on deferred tax liabilities; accruals for reorganization and restructuring programs; uninsured catastrophic property losses; the cumulative effect of changes in accounting principles; and any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial performance appearing in the Corporation’s annual report to shareholders for the applicable year.

9.3        Vesting Conditions.   Each Award of Stock Units may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Unit Agreement. A Stock Unit Agreement may provide for accelerated vesting in the event of the Participant’s death, disability or retirement or other events.

9.4        Voting and Dividend Rights.   The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Committee’s discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one share of Common Stock while the Stock Unit is outstanding. Dividend equivalents may be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of shares of Common Stock, or in a combination of both. Prior to distribution, any dividend equivalents which are not paid shall be subject to the same conditions and restrictions as the Stock Units to which they attach.

9.5        Form and Time of Settlement of Stock Units.   Settlement of vested Stock Units may be made in the form of (a) cash, (b) shares of Common Stock or (c) any combination of both, as determined by the Committee. The actual number of Stock Units eligible for settlement may be larger or smaller than the number included in the original Award, based on predetermined performance factors. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of shares of Common Stock over a series of trading days. Vested Stock Units may be settled in a lump sum or in installments. The distribution may occur or commence when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred to any later date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents.

Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Article 11.

9.6        Death of Recipient.   Any Stock Units Award that becomes payable after the recipient’s death shall be distributed to the recipient’s beneficiary or beneficiaries. Each recipient of a Stock Units Award under the Plan shall designate one or more beneficiaries for this purpose by filing the prescribed form with the Corporation. A beneficiary designation may be changed by filing the prescribed form with the Corporation at any time before the Award recipient’s death. If no beneficiary was designated or if no designated beneficiary survives the Award recipient, then any Stock Units Award that becomes payable after the recipient’s death shall be distributed to the recipient’s estate.

9.7        Creditors’ Rights.   A holder of Stock Units shall have no rights other than those of a general creditor of the Corporation. Stock Units represent an unfunded and unsecured obligation of the Corporation, subject to the terms and conditions of the applicable Stock Unit Agreement.

ARTICLE X.   CHANGE IN CONTROL.

10.1     Effect of Change in Control.   In the event of any Change in Control, each outstanding Award shall automatically accelerate so that each such Award shall, immediately prior to the effective date of the Change in Control, become fully exercisable for all of the shares of Common Stock at the time subject to such Award and may be exercised for any or all of those shares as fully-vested shares of Common Stock. However, an outstanding Award shall not so accelerate if and to the extent such Award is, in connection with the Change in Control, either to be assumed by the successor corporation (or parent thereof) or to be replaced with a comparable Award for shares of the capital stock of the successor corporation (or parent thereof). The determination of Award comparability shall be made by the Committee, and its determination shall be final, binding and conclusive.

10.2     Acceleration.   The Committee shall have the discretion, exercisable either at the time the Award is granted or at any time while the Award remains outstanding, to provide for the automatic acceleration of vesting upon the occurrence of a Change in Control, whether or not the Award is to be assumed or replaced in the Change in Control.

ARTICLE XI.   PROTECTION AGAINST DILUTION.

11.1     Adjustments.   In the event of a subdivision of the outstanding shares of Common Stock, a declaration of a dividend payable in shares of Common Stock, a declaration of a dividend payable in a form other than shares of Common Stock in an amount that has a material affect on the price of shares of Common Stock, a combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a lesser number of shares of Common Stock, a recapitalization, a spin-off or a similar occurrence, the Committee shall make such adjustments as it, in its sole discretion, deems appropriate in one or more of:

(a)        The number of Options, SARs, Restricted Shares and Stock Units available for future Awards under Article 3;

(b)        The limitations set forth in Sections 5.2 and 7.2;

(c)        The number of shares of Common Stock covered by each outstanding Option and SAR;

(d)        The Exercise Price under each outstanding Option and SAR; or

(e)        The number of Stock Units included in any prior Award which has not yet been settled.

Except as provided in this Article 11, a Participant shall have no rights by reason of any issue by the Corporation of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

11.2     Dissolution or Liquidation.   To the extent not previously exercised or settled, Options, SARs and Stock Units shall terminate immediately prior to the dissolution or liquidation of the Corporation.

11.3     Reorganizations.   In the event that the Corporation is a party to a merger or consolidation, all outstanding Awards shall be subject to the agreement of merger or consolidation. Such agreement shall provide for one or more of the following:

(a)        The continuation of such outstanding Awards by the Corporation (if the Corporation is the surviving corporation).

(b)        The assumption of such outstanding Awards by the surviving corporation or its parent (in a manner that complies with section 424(a) of the Code with respect to Options).

(c)        The substitution by the surviving corporation or its parent of new awards for such outstanding Awards (in a manner that complies with section 424(a) of the Code with respect to Options).

(d)        Full exercisability of such outstanding Awards and full vesting of the shares of Common Stock subject to such Awards, followed by the cancellation of such Awards. The full exercisability of such Awards and full vesting of the shares of Common Stock subject to such Awards may be contingent on the closing of such merger or consolidation. The Participants shall be able to exercise such Awards during a period of not less than five full business days preceding the closing date of such merger or consolidation, unless (i) a shorter period is required to permit a timely closing of such merger or consolidation and (ii) such shorter period still offers the Participants a reasonable opportunity to exercise such Awards. Any exercise of such Awards during such period may be contingent on the closing of such merger or consolidation.

(e)        The cancellation of such outstanding Awards and a payment to the Participants equal to the excess of (i) the Fair Market Value of the shares of Common Stock subject to such Awards (whether or not such Awards are then exercisable or such shares of Common Stock are then vested) as of the closing date of such merger or consolidation over (ii) their Exercise Price. Such payment shall be made in the form of cash, cash equivalents, or securities of the surviving corporation or its parent with a Fair Market Value equal to the required amount. Such payment may be made in installments and may be deferred until the date or dates when such Awards would have become exercisable or such shares of Common Stock would have vested. Such payment may be subject to vesting based on the Optionee’s continuing service, provided that the vesting schedule shall not be less favorable to the Participants than the schedule under which such Awards would have become exercisable or such shares of Common Stock would have vested. If the Exercise Price of the shares of Common Stock subject to such Awards exceeds the Fair Market Value of such shares of Common Stock, then such Awards may be cancelled without making a payment to the Participants. For purposes of this Subsection (e), the Fair Market Value of any security shall be determined without regard to any vesting conditions that may apply to such security.

ARTICLE XII.   DEFERRAL OF AWARDS.

The Committee (in its sole discretion) may permit or require a Participant to:

(a)        Have cash that otherwise would be paid to such Participant as a result of the exercise of an SAR or the settlement of Stock Units credited to a deferred compensation account established for such Participant by the Committee as an entry on the Corporation’s books;

(b)        Have shares of Common Stock that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR converted into an equal number of Stock Units; or

(c)        Have shares of Common Stock that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR or the settlement of Stock Units converted into amounts credited to a deferred compensation account established for such Participant by the Committee as an entry on the Corporation’s books. Such amounts shall be determined by reference to the Fair Market Value of such shares of Common Stock as of the date they otherwise would have been delivered to such Participant.

A deferred compensation account established under this Article 12 may be credited with interest or other forms of investment return, as determined by the Committee. A Participant for whom such an account is established shall have no rights other than those of a general creditor of the Corporation. Such an account shall represent an unfunded and unsecured obligation of the Corporation and shall be subject to the terms and conditions of the applicable agreement between such Participant and the Corporation. If the deferral or conversion of Awards is permitted or required, the Committee (in its sole discretion) may establish rules, procedures and forms pertaining to such Awards, including (without limitation) the settlement of deferred compensation accounts established under this Article 12.

ARTICLE XIII.   AWARDS UNDER OTHER PLANS.

The Corporation may grant awards under other plans or programs. Such awards may be settled in the form of shares of Common Stock issued under this Plan. Such shares of Common Stock shall be treated for all purposes under the Plan like shares of Common Stock issued in settlement of Stock Units and shall, when issued, reduce the number of shares of Common Stock available under Article 3.

ARTICLE XIV.   PAYMENT OF FEES IN SECURITIES.

14.1     Effective Date.   No provision of this Article 14 shall be effective unless and until the Board has determined to implement such provision.

14.2     Elections to Receive NSOs, Restricted Shares or Stock Units.   An Outside Director may elect to receive his or her annual retainer payments or meeting fees from the Corporation in the form of cash, NSOs, Restricted Shares or Stock Units, or a combination thereof, as determined by the Board. Such NSOs, Restricted Shares and Stock Units shall be issued under the Plan. An election under this Article 14 shall be filed with the Corporation on the prescribed form.

14.3     Number and Terms of NSOs, Restricted Shares or Stock Units.   The number of NSOs, Restricted Shares or Stock Units to be granted to Outside Directors in lieu of annual retainers or meeting fees that would otherwise be paid in cash shall be calculated in a manner determined by the Board. The Board shall also determine the terms of such NSOs, Restricted Shares or Stock Units.

ARTICLE XV.   LIMITATION ON RIGHTS.

15.1     Retention Rights.   Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain an Employee, Outside Director or Consultant. The Corporation and its Parents, Subsidiaries and Affiliates reserve the right to terminate the service of any Employee,

Outside Director or Consultant at any time, with or without cause, subject to applicable laws, the Corporation’s certificate of incorporation and by-laws and a written employment agreement (if any).

15.2     Stockholders’ Rights.   A Participant shall have no dividend rights, voting rights or other rights as a stockholder with respect to any shares of Common Stock covered by his or her Award prior to the time a stock certificate for such shares of Common Stock is issued or, if applicable, the time he or she becomes entitled to receive such shares of Common Stock by filing any required notice of exercise and paying any required Exercise Price. No adjustment shall be made for cash dividends or other rights for which the record date is prior to such time, except as expressly provided in the Plan.

15.3     Regulatory Requirements.   Any other provision of the Plan notwithstanding, the obligation of the Corporation to issue shares of Common Stock under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Corporation reserves the right to restrict, in whole or in part, the delivery of shares of Common Stock pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such shares of Common Stock, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

ARTICLE XVI.   WITHHOLDING TAXES.

16.1     General.   To the extent required by applicable federal, state, local or foreign law, a Participant or his or her successor shall make arrangements satisfactory to the Corporation for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Corporation shall not be required to issue any shares of Common Stock or make any cash payment under the Plan until such obligations are satisfied.

16.2     Share Withholding.   To the extent that applicable law subjects a Participant to tax withholding obligations, the Committee may permit a Participant to satisfy all or part of his or her withholding or income tax obligations by having the Corporation withhold all or a portion of any shares of Common Stock that otherwise would be issued to him or her or by surrendering all or a portion of any shares of Common Stock that he or she previously acquired. Such shares of Common Stock shall be valued at their Fair Market Value on the date they are withheld or surrendered.

ARTICLE XVII.   FUTURE OF THE PLAN.

17.1     Term of the Plan.   The Plan, as set forth herein, shall become effective on the date of effectiveness of the IPO. The Plan shall remain in effect until it is terminated under Section 17.2, except that no ISOs shall be granted on or after the 10th anniversary of the later of (a) the date the Board adopted the Plan or (b) the date the Board adopted the most recent increase in the number of shares of Common Stock available under Article 3 which was approved by the Corporation’s stockholders. The Plan shall serve as the successor to the Predecessor Plans, and no further option grants shall be made under the Predecessor Plans after the Plan effective date. All options outstanding under the Predecessor Plans as of such date shall, immediately upon effectiveness of the Plan, remain outstanding in accordance with their terms. Each outstanding option under the Predecessor Plans shall continue to be governed solely by the terms of the documents evidencing such option, and no provision of the Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such options with respect to their acquisition of shares of Common Stock, except that the following vesting acceleration provisions relating to Change in Control shall be extended to the options outstanding under the Predecessor Plans at the IPO: if the optionee experiences an involuntary termination within three months before or twenty-four months following a Change in Control, each of such optionee’s outstanding options shall automatically accelerate so that each such option shall, immediately prior to the effective date of the termination, become fully exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock, provided that no options accelerated pursuant to the foregoing provision may become exercisable prior to September 1, 2007.

17.2     Amendment or Termination.   The Board may, at any time and for any reason, amend or terminate the Plan. No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan, or any amendment thereof, shall not affect any Award previously granted under the Plan.

17.3     Stockholder Approval.   An amendment of the Plan shall be subject to the approval of the Corporation’s stockholders only to the extent required by applicable laws, regulations or rules. However, section 162(m) of the Code may require that the Corporation’s stockholders approve:

(a)        The Plan not later than the first regular meeting of stockholders that occurs in the fourth calendar year following the calendar year in which the Corporation’s initial public offering occurred; and

(b)        The performance criteria set forth in Article 9.2 not later than the first meeting of stockholders that occurs in the fifth year following the year in which the Corporation’s stockholders previously approved such criteria.

ARTICLE XVIII.   DEFINITIONS.

18.1     “Affiliate” means any entity other than a Subsidiary, if the Corporation and/or one or more Subsidiaries own not less than 50% of such entity.

18.2     “Award” means any award of an Option, an SAR, a Restricted Share or a Stock Unit under the Plan.

18.3     “Board” means the Corporation’s Board of Directors, as constituted from time to time.

18.4     “Change in Control” shall mean:

(a)        The consummation of a merger or consolidation of the Corporation with or into another entity or any other corporate reorganization, if persons who were not stockholders of the Corporation immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization 50% or more of the voting power of the outstanding securities of each of (i) the continuing or surviving entity and (ii) any direct or indirect parent corporation of such continuing or surviving entity;

(b)        The sale, transfer or other disposition of all or substantially all of the Corporation’s assets;

(c)        A change in the composition of the Board, as a result of which fewer than 50% of the incumbent directors are directors who either:

(i)                          Had been directors of the Corporation on the date 24 months prior to the date of such change in the composition of the Board (the “Original Directors”) or

(ii)                      Were appointed to the Board, or nominated for election to the Board, with the affirmative votes of at least a majority of the aggregate of (A) the Original Directors who were in office at the time of their appointment or nomination and (B) the directors whose appointment or nomination was previously approved in a manner consistent with this Paragraph (ii); or

(d)        Any transaction as a result of which any person is the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing at least 35% of the total voting power represented by the Corporation’s then outstanding voting securities. For purposes of this Paragraph (d), the term “person” shall have the same meaning as when used in sections 13(d) and 14(d) of the Exchange Act but shall exclude (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or of a Parent or Subsidiary and (ii) a corporation owned directly or indirectly by the stockholders of the Corporation in substantially the same proportions as their ownership of the common stock of the Corporation.

Except with respect to a GSK Change In Control (defined below), (i) any stock purchase by SmithKline Beecham Corporation, a Pennsylvania corporation (“GSK”), pursuant to the Class A Common Stock Purchase Agreement dated as of March 30, 2004 or (ii) the exercise by GSK of any of its rights under the Governance Agreement dated as of May 11, 2004 to representation on the Board (and its committees) or (iii) any acquisition by GSK of securities of the Corporation (whether by merger, tender offer, private or market purchases or otherwise) not prohibited by the Governance Agreement shall not constitute a Change in Control. A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Corporation’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Corporation’s securities immediately before such transaction. A “GSK Change In Control” shall mean the acquisition by GSK of the Corporation’s Voting Stock (as defined in the Governance Agreement) that would bring GSK’s Percentage Interest (as defined in the Governance Agreement) to 100% in compliance with the provisions of the Amended and Restated Governance Agreement, dated as of May 11, 2004, among the Corporation, GSK, GlaxoSmithKline plc and Glaxo Group Limited.

18.5     “Code” means the Internal Revenue Code of 1986, as amended.

18.6     “Committee” means a committee of the Board, as described in Article 2.

18.7     “Common Stock” means the common stock of the Corporation.

18.8     “Corporation” means Theravance, Inc., a Delaware corporation.

18.9     “Consultant” means a consultant or adviser who provides bona fide services to the Corporation, a Parent, a Subsidiary or an Affiliate as an independent contractor. Service as a Consultant shall be considered employment for all purposes of the Plan, except as provided in Section 4.1.

18.10   “Employee” means a common-law employee of the Corporation, a Parent, a Subsidiary or an Affiliate.

18.11   “Exchange Act” means the Securities Exchange Act of 1934, as amended.

18.12   “Exercise Price,” in the case of an Option, means the amount for which one share of Common Stock may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. “Exercise Price,” in the case of an SAR, means an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value of one share of Common Stock in determining the amount payable upon exercise of such SAR.

18.13   “Fair Market Value” means the market price of one share of Common Stock, determined by the Committee in good faith on such basis as it deems appropriate. Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported in The Wall Street Journal. Such determination shall be conclusive and binding on all persons.

18.14   “IPO” means the initial public offering of the Corporation’s Common Stock.

18.15   “ISO” means an incentive stock option described in section 422(b) of the Code.

18.16   “NSO” means a stock option not described in sections 422 or 423 of the Code.

18.17   “Option” means an ISO or NSO granted under the Plan and entitling the holder to purchase shares of Common Stock.

18.18   “Optionee” means an individual who or estate that holds an Option or SAR.

18.19   “Outside Director” shall mean a member of the Board who is not an Employee. Service as an Outside Director shall be considered employment for all purposes of the Plan, except as provided in Section 4.1.

18.20   “Parent” means any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, if each of the corporations other than the Corporation owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

18.21   “Participant” means an individual who or estate that holds an Award.

18.22   “Plan” means this Theravance, Inc. 2004 Equity Incentive Plan, as amended from time to time.

18.23   “Predecessor Plans” means the Corporation’s existing 1997 Stock Plan and Long-Term Stock Option Plan.

18.24   “Restricted Share” means a share of Common Stock awarded under Article 8 of the Plan.

18.25   “Restricted Stock Agreement” means the agreement between the Corporation and the recipient of a Restricted Share that contains the terms, conditions and restrictions pertaining to such Restricted Share.

18.26   “SAR” means a stock appreciation right granted under the Plan.

18.27   “SAR Agreement” means the agreement between the Corporation and an Optionee which contains the terms, conditions and restrictions pertaining to his or her SAR.

18.28   “Stock Option Agreement” means the agreement between the Corporation and an Optionee that contains the terms, conditions and restrictions pertaining to his or her Option.

18.29   “Stock Unit” means a bookkeeping entry representing the equivalent of one share of Common Stock, as awarded under the Plan.

18.30   “Stock Unit Agreement” means the agreement between the Corporation and the recipient of a Stock Unit which contains the terms, conditions and restrictions pertaining to such Stock Unit.

18.31   “Subsidiary” means any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

Appendix C

THERAVANCE, INC.

2004 EMPLOYEE STOCK PURCHASE PLAN

(AS ADOPTED MAY 27, 2004 AND AMENDED ON APRIL 19, 2005)

C-i

C-ii

THERAVANCE, INC.

2004 EMPLOYEE STOCK PURCHASE PLAN

SECTION 1.   PURPOSE OF THE PLAN.

The Board adopted the Plan effective as of the date of the IPO. The Plan shall be implemented on such date following its effectiveness as shall be determined by the Board in its discretion. The purpose of the Plan is to provide Eligible Employees with an opportunity to increase their proprietary interest in the success of the Company by purchasing Stock from the Company on favorable terms and to pay for such purchases through payroll deductions. The Plan is intended to qualify for favorable tax treatment under section 423 of the Code.

SECTION 2.   ADMINISTRATION OF THE PLAN.

(a)        Committee Composition.   The Committee shall administer the Plan. The Committee shall consist exclusively of one or more directors of the Company, who shall be appointed by the Board.

(b)        Committee Responsibilities.   The Committee shall interpret the Plan and make all other policy decisions relating to the operation of the Plan. The Committee may adopt such rules, guidelines and forms as it deems appropriate to implement the Plan. The Committee’s determinations under the Plan shall be final and binding on all persons.

SECTION 3.   STOCK OFFERED UNDER THE PLAN.

(a)        Authorized Shares.   The number of shares of Stock available for purchase under the Plan shall be 625,000(1) (subject to adjustment pursuant to Subsection (b) below).

(b)        Anti-Dilution Adjustments.   The aggregate number of shares of Stock offered under the Plan, the 2,500-share limitation described in Section 8(c) and the price of shares that any Participant has elected to purchase shall be adjusted proportionately for any increase or decrease in the number of outstanding shares of Stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend, any other increase or decrease in such shares effected without receipt or payment of consideration by the Company, the distribution of the shares of a Subsidiary to the Company’s stockholders, or a similar event.

(c)        Reorganizations.   Any other provision of the Plan notwithstanding, immediately prior to the effective time of a Corporate Reorganization, the Offering Period and Accumulation Period then in progress shall terminate and shares shall be purchased pursuant to Section 8, unless the Plan is continued or assumed by the surviving corporation or its parent corporation. The Plan shall in no event be construed to restrict in any way the Company’s right to undertake a dissolution, liquidation, merger, consolidation or other reorganization.

SECTION 4.   ENROLLMENT AND PARTICIPATION.

(a)        Offering Periods.   While the Plan is in effect, four overlapping Offering Periods shall commence in each calendar year. The Offering Periods shall consist of the 27-month periods commencing on each February 1, May 1, August 1, and November 1, except that:

(i)         The first Offering Period under the Plan shall commence on the date designated by the Board and shall end on the date 27 months later.

(1)                       All share numbers reflect the reverse stock split approved in connection with the IPO. Reflects 300,000 shares increase approved by the stockholder on June 30, 2005.

(ii)       The Committee may determine that the first Offering Period applicable to the Eligible Employees of a new Participating Company shall commence on any date specified by the Committee.

(iii)      An Offering Period shall in no event be longer than 27 months.

(iv)       The Committee may vary the beginning and ending dates of an Offering Period at any time prior to the commencement of an Offering Period or at any time during an Offering Period to be effective following the next purchase date.

(b)        Accumulation Periods.   While the Plan is in effect, four Accumulation Periods shall commence in each calendar year. The Accumulation Periods shall consist of the three-month periods commencing on each February 1, May 1, August 1, and November 1, except that:

(i)         The first Accumulation Period shall commence on the date designated by the Board and end on the earliest of the next January 31, April 30, July 31, or October 31 unless otherwise provided by the Committee.

(ii)       The Committee may determine that the first Accumulation Period applicable to the Eligible Employees of a new Participating Company shall commence on any date specified by the Committee.

(iii)      The Committee may vary the beginning and ending dates of an Accumulation Period at any time to be effective following the next purchase date.

(c)        Enrollment at IPO.   If the Board elects to implement the Plan effective on the date of the IPO, then each individual who, on the day of the IPO, qualifies as an Eligible Employee shall automatically become a Participant on such day. Each Participant who was automatically enrolled on the day of the IPO shall file the prescribed enrollment form with the Company. The enrollment form shall be filed at the prescribed location within 10 business days after the Company files a registration statement on Form S-8 for the shares of Stock offered under the Plan. If a Participant who was automatically enrolled on the day of the IPO fails to file such form in a timely manner, then such Participant shall be deemed to have withdrawn from the Plan under Section 6(a). A former Participant who is deemed to have withdrawn from the Plan shall not be a Participant until he or she re-enrolls in the Plan under Subsection (d) below. Re-enrollment may be effective only at the commencement of an Offering Period.

(d)        Enrollment After IPO.   If the Plan is implemented subsequent to the date of the IPO, then each Eligible Employee may elect to become a Participant on the first day of the first Offering Period by filing the prescribed enrollment form with the Company. The enrollment form shall be filed at the prescribed location not later than the day designated by the Company but in any event prior to the commencement of the Offering Period. In the case of any individual who qualifies as an Eligible Employee on the first day of any Offering Period other than the first Offering Period, he or she may elect to become a Participant by filing the prescribed enrollment form with the Company.

(e)        Duration of Participation.   Once enrolled in the Plan, a Participant shall continue to participate in the Plan until he or she:

(i)         Reaches the end of the Accumulation Period in which his or her employee contributions were discontinued under Section 5(d) or 9(b);

(ii)       Is deemed to withdraw from the Plan under Subsection (c) above;

(iii)      Withdraws from the Plan under Section 6(a); or

(iv)       Ceases to be an Eligible Employee.

A Participant whose employee contributions were discontinued automatically under Section 9(b) shall automatically resume participation at the beginning of the earliest Accumulation Period ending in the next calendar year, if he or she then is an Eligible Employee. In all other cases, a former Participant may again become a Participant, if he or she then is an Eligible Employee, by following the procedure described in Subsection (d) above.

(f)         Applicable Offering Period.   For purposes of calculating the Purchase Price under Section 8(b), the applicable Offering Period shall be determined as follows:

(i)         Once a Participant is enrolled in the Plan for an Offering Period, such Offering Period shall continue to apply to him or her until the earliest of (A) the end of such Offering Period, (B) the end of his or her participation under Subsection (e) above or (C) re-enrollment for a subsequent Offering Period under Paragraph (ii), (iii) or (iv) below.

(ii)       In the event that the Fair Market Value of Stock on the last trading day before the commencement of the Offering Period for which the Participant is enrolled is higher than on the last trading day before the commencement of any subsequent Offering Period, the Participant shall automatically be re-enrolled for such subsequent Offering Period.

(iii)      If Section 14(b) applies, the Participant shall automatically be re-enrolled for a new Offering Period.

(iv)       Any other provision of the Plan notwithstanding, the Company (at its sole discretion) may determine prior to the commencement of any new Offering Period that all Participants shall be re-enrolled for such new Offering Period.

(v)        When a Participant reaches the end of an Offering Period but his or her participation is to continue, then such Participant shall automatically be re-enrolled for the Offering Period that commences immediately after the end of the prior Offering Period.

SECTION 5.   EMPLOYEE CONTRIBUTIONS.

(a)        Commencement of Payroll Deductions.   A Participant may purchase shares of Stock under the Plan solely by means of payroll deductions. Payroll deductions shall commence as soon as reasonably practicable after the Company has received the prescribed enrollment form.

(b)        Amount of Payroll Deductions.   An Eligible Employee shall designate on the enrollment form the portion of his or her Compensation that he or she elects to have withheld for the purchase of Stock. Such portion shall be a whole percentage of the Eligible Employee’s Compensation, but not less than 1% nor more than 15%.

(c)        Changing Withholding Rate.   If a Participant wishes to change the rate of payroll withholding, he or she may do so by filing a new enrollment form with the Company at the prescribed location at any time. The new withholding rate shall be effective as soon as reasonably practicable after the Company has received such form. The new withholding rate shall be a whole percentage of the Eligible Employee’s Compensation, but not less than 1% nor more than 15%.

(d)        Discontinuing Payroll Deductions.   If a Participant wishes to discontinue employee contributions entirely, he or she may do so by filing a new enrollment form with the Company at the prescribed location at any time. Payroll withholding shall cease at the date requested by the Participant or thereafter as soon as reasonably practicable after the Company has received such form. (In addition, employee contributions may be discontinued automatically pursuant to Section 9(b).) A Participant who has discontinued employee contributions may resume such contributions by filing a new enrollment form with the Company at the prescribed location. Payroll withholding shall resume as soon as reasonably practicable after the Company has received such form.

(e)        Limit on Number of Elections.   No Participant shall make more than 2 elections under Subsection (c) or (d) above during any Accumulation Period.

SECTION 6.   WITHDRAWAL FROM THE PLAN.

(a)        Withdrawal.   A Participant may elect to withdraw from the Plan by filing the prescribed form with the Company at the prescribed location at any time before the last day of an Accumulation Period. As soon as reasonably practicable thereafter, payroll deductions shall cease and the entire amount credited to the Participant’s Plan Account shall be refunded to him or her in cash. No partial withdrawals shall be permitted.

(b)        Re-Enrollment After Withdrawal.   A former Participant who has withdrawn from the Plan shall not be a Participant until he or she re-enrolls in the Plan under Section 4(d). Re-enrollment may be effective only at the commencement of an Offering Period.

SECTION 7.   CHANGE IN EMPLOYMENT STATUS.

(a)        Termination of Employment.   Termination of employment as an Eligible Employee for any reason, including death, shall be treated as an automatic withdrawal from the Plan under Section 6(a). (A transfer from one Participating Company to another shall not be treated as a termination of employment.)

(b)        Leave of Absence.   For purposes of the Plan, employment shall not be deemed to terminate when the Participant goes on a military leave, a sick leave or another bona fide leave of absence, if the leave was approved by the Company in writing. Employment, however, shall be deemed to terminate 90 days after the Participant goes on a leave, unless a contract or statute guarantees his or her right to return to work. Employment shall be deemed to terminate in any event when the approved leave ends, unless the Participant immediately returns to work.

(c)        Death.   In the event of the Participant’s death, the amount credited to his or her Plan Account shall be paid to a beneficiary designated by him or her for this purpose on the prescribed form or, if none, to the Participant’s estate. Such form shall be valid only if it was filed with the Company at the prescribed location before the Participant’s death.

SECTION 8.   PLAN ACCOUNTS AND PURCHASE OF SHARES.

(a)        Plan Accounts.   The Company shall maintain a Plan Account on its books in the name of each Participant. Whenever an amount is deducted from the Participant’s Compensation for purposes of the Plan, such amount shall be credited to the Participant’s Plan Account. Amounts credited to Plan Accounts shall not be trust funds and may be commingled with the Company’s general assets and applied to general corporate purposes. No interest shall be credited to Plan Accounts, except to the extent otherwise provided by the Committee.

(b)        Purchase Price.   The Purchase Price for each share of Stock purchased at the close of an Accumulation Period shall not be less than the lower of:

(i)         85% of the Fair Market Value of such share on the last trading day before the commencement of the applicable Offering Period (as determined under Section 4(f)) or, in the case of the first Offering Period under the Plan, 85% of the price at which one share of Stock is offered to the public in the IPO; or

(ii)       85% of the Fair Market Value of such share on the last trading day in such Accumulation Period.

(iii)      The Committee may determine at any time prior to the start of an Accumulation Period that the Purchase Price will be such percentage of the Fair Market Value as the Committee shall determine provided that the price shall not be lower than 85% nor higher than 100% of the Fair Market Value of such share on the last trading day before the commencement of the applicable Offering Period or on the last trading day of an Accumulation Period (whichever of such days is selected by the Committee).

(c)        Number of Shares Purchased.   As of the last day of each Accumulation Period, each Participant shall be deemed to have elected to purchase the number of shares of Stock calculated in accordance with this Subsection (c), unless the Participant has previously elected to withdraw from the Plan in accordance with Section 6(a). The amount then in the Participant’s Plan Account shall be divided by the Purchase Price, and the number of shares that results shall be purchased from the Company with the funds in the Participant’s Plan Account. The foregoing notwithstanding, no Participant shall purchase more than 2,500 shares of Stock with respect to any Accumulation Period nor more than the amounts of Stock set forth in Sections 3(a) and 9(b). The Committee may determine with respect to all Participants that any fractional share, as calculated under this Subsection (c), shall be (i) rounded down to the next lower whole share or (ii) credited as a fractional share.

(d)        Available Shares Insufficient.   In the event that the aggregate number of shares that all Participants elect to purchase during an Accumulation Period exceeds the maximum number of shares remaining available for issuance under Section 3, then the number of shares to which each Participant is entitled shall be determined by multiplying the number of shares available for issuance by a fraction. The numerator of such fraction is the number of shares that such Participant has elected to purchase, and the denominator of such fraction is the number of shares that all Participants have elected to purchase.

(e)        Issuance of Stock.   Certificates representing the shares of Stock purchased by a Participant under the Plan shall be issued to him or her as soon as reasonably practicable after the close of the applicable Accumulation Period, except that the Committee may determine that such shares shall be held for each Participant’s benefit by a broker designated by the Committee (unless the Participant has elected that certificates be issued to him or her). Shares may be registered in the name of the Participant or jointly in the name of the Participant and his or her spouse as joint tenants with right of survivorship or as community property.

(f)         Tax Withholding.   To the extent required by applicable federal, state, local or foreign law, a Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any shares of Stock under the Plan until such obligations are satisfied.

(g)        Unused Cash Balances.   An amount remaining in the Participant’s Plan Account that represents the Purchase Price for any fractional share shall be carried over in the Participant’s Plan Account to the next Accumulation Period. Any amount remaining in the Participant’s Plan Account that represents the Purchase Price for whole shares that could not be purchased by reason of Subsection (c) above, Section 3 or Section 9(b) shall be refunded to the Participant in cash, without interest.

(h)        Stockholder Approval.   Any other provision of the Plan notwithstanding, no shares of Stock shall be purchased under the Plan unless and until the Company’s stockholders have approved the adoption of the Plan.

SECTION 9.   LIMITATIONS ON STOCK OWNERSHIP.

(a)        Five Percent Limit.   Any other provision of the Plan notwithstanding, no Participant shall be granted a right to purchase Stock under the Plan if such Participant, immediately after his or her election to purchase such Stock, would own stock possessing more than 5% of the total combined voting power or value of all classes of stock of the Company or any parent or Subsidiary of the Company. For purposes of this Subsection (a), the following rules shall apply:

(i)         Ownership of stock shall be determined after applying the attribution rules of section 424(d) of the Code;

(ii)       Each Participant shall be deemed to own any stock that he or she has a right or option to purchase under this or any other plan; and

(iii)      Each Participant shall be deemed to have the right to purchase 2,500 shares of Stock under this Plan with respect to each Accumulation Period.

(b)        Dollar Limit.   Any other provision of the Plan notwithstanding, no Participant shall purchase Stock with a Fair Market Value in excess of the following limit:

(i)         In the case of Stock purchased during an Offering Period that commenced in the current calendar year, the limit shall be equal to (A) $25,000 minus (B) the Fair Market Value of the Stock that the Participant previously purchased in the current calendar year (under this Plan and all other employee stock purchase plans of the Company or any parent or Subsidiary of the Company).

(ii)       In the case of Stock purchased during an Offering Period that commenced in the immediately preceding calendar year, the limit shall be equal to (A) $50,000 minus (B) the Fair Market Value of the Stock that the Participant previously purchased (under this Plan and all other employee stock purchase plans of the Company or any parent or Subsidiary of the Company) in the current calendar year and in the immediately preceding calendar year.

(iii)      In the case of Stock purchased during an Offering Period that commenced in the second preceding calendar year, the limit shall be equal to (A) $75,000 minus (B) the Fair Market Value of the Stock that the Participant previously purchased (under this Plan and all other employee stock purchase plans of the Company or any parent or Subsidiary of the Company) in the current calendar year and in the two preceding calendar years.

For purposes of this Subsection (b), the Fair Market Value of Stock shall be determined in each case as of the beginning of the Offering Period in which such Stock is purchased. Employee stock purchase plans not described in section 423 of the Code shall be disregarded. If a Participant is precluded by this Subsection (b) from purchasing additional Stock under the Plan, then his or her employee contributions shall automatically be discontinued and shall automatically resume at the beginning of the earliest Accumulation Period ending in the next calendar year (if he or she then is an Eligible Employee).

SECTION 10.   RIGHTS NOT TRANSFERABLE.

The rights of any Participant under the Plan, or any Participant’s interest in any Stock or moneys to which he or she may be entitled under the Plan, shall not be transferable by voluntary or involuntary assignment or by operation of law, or in any other manner other than by beneficiary designation or the laws of descent and distribution. If a Participant in any manner attempts to transfer, assign or otherwise encumber his or her rights or interest under the Plan, other than by beneficiary designation or the laws of descent and distribution, then such act shall be treated as an election by the Participant to withdraw from the Plan under Section 6(a).

SECTION 11.   NO RIGHTS AS AN EMPLOYEE.

Nothing in the Plan or in any right granted under the Plan shall confer upon the Participant any right to continue in the employ of a Participating Company for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Participating Companies or of the Participant, which rights are hereby expressly reserved by each, to terminate his or her employment at any time and for any reason, with or without cause.

SECTION 12.   NO RIGHTS AS A STOCKHOLDER.

A Participant shall have no rights as a stockholder with respect to any shares of Stock that he or she may have a right to purchase under the Plan until such shares have been purchased on the last day of the applicable Accumulation Period.

SECTION 13.   SECURITIES LAW REQUIREMENTS.

Shares of Stock shall not be issued under the Plan unless the issuance and delivery of such shares comply with (or are exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded.

SECTION 14.   AMENDMENT OR DISCONTINUANCE.

(a)        General Rule.   The Board shall have the right to amend, suspend or terminate the Plan at any time and without notice. Except as provided in Section 3, any increase in the aggregate number of shares of Stock that may be issued under the Plan shall be subject to the approval of the Company’s stockholders. In addition, any other amendment of the Plan shall be subject to the approval of the Company’s stockholders to the extent required by any applicable law or regulation. The Plan shall terminate automatically 20 years after its adoption by the Board, unless (a) the Plan is extended by the Board and (b) the extension is approved within 12 months by a vote of the stockholders of the Company.

(b)        Impact on Purchase Price.   This Subsection (b) shall apply in the event that (i) the Company’s stockholders during an Accumulation Period approve an increase in the number of shares of Stock that may be issued under Section 3 and (ii) the aggregate number of shares to be purchased at the close of such Accumulation Period exceeds the number of shares that remained available under Section 3 before such increase. In such event, the Purchase Price for each share of Stock purchased at the close of such Accumulation Period shall be the lower of:

(i)         The higher of (A) 85% of the Fair Market Value of such share on the last trading day before the commencement of the applicable Offering Period or, in the case of the first Offering Period under the Plan, 85% of the price at which one share of Stock is offered to the public in the IPO (if applicable) or (B) 85% of the Fair Market Value of such share on the last trading day before the date the Company’s stockholders approve such increase; or

(ii)       85% of the Fair Market Value of such share on the last trading day in such Accumulation Period.

Immediately after the close of such Accumulation Period, a new Offering Period shall commence for all Participants.

SECTION 15.   DEFINITIONS.

(a)        “Accumulation Period” means a period during which contributions may be made toward the purchase of Stock under the Plan, as determined pursuant to Section 4(b).

(b)        “Board” means the Board of Directors of the Company, as constituted from time to time.

(c)        “Code” means the Internal Revenue Code of 1986, as amended.

(d)        “Committee” means a committee of the Board, as described in Section 2.

(e)        “Company” means Theravance, Inc., a Delaware corporation.

(f)         “Compensation” means (i) the total compensation paid in cash to a Participant by a Participating Company, including salaries, wages, bonuses, incentive compensation, commissions, overtime pay and shift premiums, plus (ii) any pre-tax contributions made by the Participant under section 401(k) or 125 of the Code. “Compensation” shall exclude all non-cash items, moving or relocation allowances, cost-of-living equalization payments, car allowances, tuition reimbursements, imputed income attributable to cars or life insurance, severance pay, fringe benefits, contributions or benefits received under employee benefit plans, income attributable to the exercise of stock options, and similar items. The Committee shall determine whether a particular item is included in Compensation.

(g)        “Corporate Reorganization” means:

(i)         The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization; or

(ii)       The sale, transfer or other disposition of all or substantially all of the Company’s assets or the complete liquidation or dissolution of the Company.

(h)        “Eligible Employee” means any employee of a Participating Company who meets both of the following requirements:

(i)         His or her customary employment is for more than five months per calendar year and for more than 20 hours per week; and

(ii)       He or she has been an employee of a Participating Company for such period (if any) as the Committee may determine before the beginning of the applicable Offering Period.

Officers of the Company shall not participate in the initial Offering Period or in any subsequent Offering Period unless the Committee announces prior to commencement of an Offering Period that officers shall be eligible to participate. The foregoing notwithstanding, an individual shall not be considered an Eligible Employee if his or her participation in the Plan is prohibited by the law of any country that has jurisdiction over him or her or if he or she is subject to a collective bargaining agreement that does not provide for participation in the Plan.

(i)         “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(j)         “Fair Market Value” means the market price of Stock, determined by the Committee as follows:

(i)         If the Stock was traded on The Nasdaq National Market or The Nasdaq SmallCap Market on the date in question, then the Fair Market Value shall be equal to the last-transaction price quoted for such date by such Market;

(ii)       If the Stock was traded on a stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported by the applicable composite transactions report for such date; or

(iii)      If none of the foregoing provisions is applicable, then the Committee shall determine the Fair Market Value in good faith on such basis as it deems appropriate.

Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported in The Wall Street Journal or as reported directly to the Company by Nasdaq or a stock exchange. Such determination shall be conclusive and binding on all persons.

(k)        “IPO” means the effective date of the registration statement filed by the Company with the Securities and Exchange Commission for its initial offering of Stock to the public.

(l)         “Offering Period” means a period with respect to which the right to purchase Stock may be granted under the Plan, as determined pursuant to Section 4(a).

(m)      “Participant” means an Eligible Employee who participates in the Plan, as provided in Section 4.

(n)        “Participating Company” means (i) the Company and (ii) each present or future Subsidiary designated by the Committee as a Participating Company.

(o)        “Plan” means this Theravance, Inc. 2004 Employee Stock Purchase Plan, as it may be amended from time to time.

(p)        “Plan Account” means the account established for each Participant pursuant to Section 8(a).

(q)        “Purchase Price” means the price at which Participants may purchase Stock under the Plan, as determined pursuant to Section 8(b).

(r)        “Stock” means the Common Stock of the Company.

(s)        “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

Addendum for International Participants

The Committee may allow Participants who are employed by a Participating Company designated by the Committee, who are not employed by the Company and who work or reside outside of the United States an opportunity to acquire Common Stock pursuant to the Plan in accordance with such special terms and conditions as the Committee may designate with respect to each such Participating Company. Without limiting the authority of the Committee, the special terms and conditions which may be established with respect to each such Participating Company, and which need not be the same for all Participating Companies, include but are not limited to the right to participate, procedures for elections to participate, the payment of any interest with respect to amounts received from or credited to accounts held for the benefit of Participants, the purchase price of any shares to be acquired, the length of any purchase period, the maximum amount of contributions, credits or Stock which may be acquired by any Participant, and a Participant’s rights in the event of his or her death, disability, withdrawal from the Plan, termination of employment on behalf of the Company and all matters related thereto. This Addendum is not subject to Section 423 of the Code or any other provision of the Plan that refers to or is based upon such Section. For purposes of United States tax laws, this Addendum shall be treated as separate and apart from the balance of the Plan.

0

THERAVANCE, INC.

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 30, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Rick E Winningham and Michael W. Aguiar as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of Theravance, Inc. held of record by the undersigned on May 3, 2005, at the Annual Meeting of Stockholders to be held at the Presidio Room, Embassy Suites Hotel, 250 Gateway Boulevard, South San Francisco, California 94080, at 1:00 p.m. local time on June 30, 2005, or any adjournment or postponement thereof.

(Continued and to be signed on the reverse side)

14475

ANNUAL MEETING OF STOCKHOLDERS OF

THERAVANCE, INC.

June 30, 2005

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES AND “FOR” PROPOSALS 2 THROUGH 4.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

				FOR	AGAINST	ABSTAIN
1. Election of Directors:			2. To approve the Theravance, Inc. 2004 Equity Incentive Plan.	☐	☐	☐
NOMINEES:
☐	FOR ALL NOMINEES	P. Roy Vagelos, M.D.	3. To approve an amendment to the Theravance, Inc. Employee Stock Purchase Plan increasing the aggregate number of shares of Common Stock authorized for issuance under the plan by 300,000 shares.	☐	☐	☐
Rick E Winningham
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	Julian C. Baker
Jeffrey M. Drazan
Robert V. Gunderson, Jr.

4.       To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of Theravance, Inc. for its fiscal year ending 2005.

				☐	☐	☐
☐	FOR ALL EXCEPT (See instructions below)	Arnold J. Levine, Ph.D.
Ronn C. Loewenthal
William H. Waltrip
George M. Whitesides, Ph.D.
		William D. Young	5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy is solicited on behalf of the Board of Directors of Theravance, Inc. This proxy, when properly executed, will be voted in accordance with the instructions given above. If no instructions are given, this proxy will be voted “FOR” all nominees and “FOR” proposals 2, 3, and 4.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder		Date:	Signature of Stockholder	Date:

Note:  Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.